                                                                     EXHIBIT 2.1





                               PURCHASE AGREEMENT


                                      among


                        ARMSTRONG WORLD INDUSTRIES, INC.


                                       and


                        ARMSTRONG WORLD INDUSTRIES GmbH,


                                   as Sellers,


                                       and


                            DAY INTERNATIONAL, INC.,


                                    as Buyer


                            Dated as of July 29, 1999




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1.       Certain Definitions.............................................................1

2.       Purchase of Assets and Assumption of Liabilities
           and Purchase of ATPG Share....................................................6

         2.1      Purchase of Assets.....................................................6

                  (a)      Greenville, South Carolina....................................7

                  (b)      Other Assets..................................................7

         2.2      Excluded Assets........................................................9

                  (a)      Cash..........................................................9

                  (b)      Bank Accounts.................................................9

                  (c)      Intercompany Accounts.........................................9

                  (d)      Certain Names.................................................9

                  (e)      Hong Kong, Shanghai and Indonesia Assets......................9

                  (f)      Occupancy Rights..............................................9

                  (g)      Joint Ventures................................................9

                  (h)      Insurance.....................................................9

                  (i)      Employee Benefit Plans........................................9

                  (j)      Intercompany Agreements.......................................9

                  (k)      Certain Excluded Assets.......................................9

                  (l)      Other Matters................................................10

                  (m)      Munster Assets...............................................10

                  (n)      ATPG Share...................................................10

                  (o)      Certain Inventory Located In Mexico..........................10

         2.3      Assumed Liabilities...................................................10

                  (a)      Obligations Under Contracts..................................10

                  (b)      Trade Payables...............................................10

         2.4      Liabilities Not Assumed...............................................10

         2.5      Proration of Taxes....................................................11

         2.6      ATPG Share............................................................11

         2.7      Nonassignable Contracts...............................................11

         2.8      Collection of Receivables.............................................11

         {OMITTED TEXT}*

         2.10     Other Action..........................................................14

{OMITTED TEXT}*

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*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

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         {OMITTED TEXT}*

         {OMITTED TEXT}*

4.       Closing, Cash Payment; Purchase Price Adjustment...............................15

         4.1      Closing...............................................................15

         4.2      Cash Payment..........................................................15

         4.3      Other Actions.........................................................15

         4.4      Total Purchase Price Adjustment.......................................16

5.       Representations and Warranties of Sellers......................................18

         5.1      Organization, Power, Standing and Qualification.......................18

         5.2      Due Authorization.....................................................19

         5.3      Freedom to Contract...................................................19

         5.4      Material Contracts....................................................19

         5.5      Financial Information; Absence of Changes; Absence
                    of Undisclosed Liabilities..........................................21

                  (a)      Financial Statements.........................................21

                  (b)      Absence of Changes...........................................22

                  (c)      Absence of Undisclosed Liabilities...........................23

                  (d)      AWIG Pension Promise to Pay..................................23

         5.6      Title to Property.....................................................23

         5.7      Additional Information................................................24

         5.8      Transactions with Affiliates..........................................24

         5.9      Litigation............................................................25

         5.10     Compliance with Law...................................................25

         5.11     Environmental Matters.................................................25

         5.12     Brokers...............................................................26

         5.13     Intellectual Property.................................................26

         5.14     Employees, Labor Matters, etc.........................................27

         5.15     Employee Benefit Plans and Related Matters: ERISA.....................27

                  (a)      Employee Benefit Plans.......................................27

                  (b)      Qualification................................................27

                  (c)      Compliance; Liability........................................27

         5.16     Taxes.................................................................28

         5.17     Customers and Suppliers...............................................29


*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

                                      -ii-

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         5.18     Assets................................................................30

         5.19     Disclaimer of Sellers.................................................30

         5.20     Capital Stock.........................................................30

         5.21     ATPG Business, Subsidiaries, Permanent Establishments.................30

         5.22     ATPG Restructuring....................................................31

6.       Representations and Warranties of Buyer........................................31

         6.1      Organization, Power and Standing......................................31

         6.2      Authorization.........................................................31

         6.3      Freedom to Contract...................................................31

         6.4      Litigation............................................................32

         6.5      Brokers...............................................................32

         6.6      Certain Employment Arrangements.......................................32

         6.7      Financial Information of Dundee and ROTEC; Absence of
                  Undisclosed Liabilities of Dundee and ROTEC...........................32

                  (a)      Financial Statements.........................................32

                  (b)      Absence of Undisclosed Liabilities of Dundee and ROTEC.......32

7.       Certain Covenants..............................................................33

         7.1      Transactions and Conduct of Business Pending the Closing..............33

                  (a)      Examinations, Investigations.................................33

                  (b)      Conduct of Business..........................................34

                  (c)      Third Party Consent..........................................35

         7.2      Regulatory and Other Approvals........................................36

         7.3      Covenant Not to Compete...............................................36

         7.4      Bulk Sales Laws.......................................................37

         7.5      Employee Matters......................................................37

         7.6      Pre-Closing Transfer of Munster Assets................................39

                  (a)      Munster Equipment............................................39

                  (b)      Munster Inventory............................................40

                  (c)      Munster Materials and Supplies...............................40

         7.7      ATPG Tax Matters......................................................40

         7.8      Certain Information...................................................41

         7.9      Certain Customs Procedures............................................41

         7.10     Sales Analysis........................................................41
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         7.11     Trezzano Arrangements.................................................41

         7.12     ATPG Audit............................................................41

         7.13     Base Net Assets.......................................................41

         7.14     Contributions to Capital..............................................41

         7.15     Telephone Equipment...................................................42

         7.16     Car Leases............................................................42

         7.17     Mexican Inventory.....................................................42

         7.18     Kroner Pension........................................................42

         7.19     Termination of Kroner.................................................42

         7.20     ATPG Fixed Asset Register.............................................42

         7.21     Certain Buyer Covenants...............................................42

         7.22     Closing Date Net Assets...............................................42

8.       Conditions Precedent to Closing................................................42

         8.1      Conditions Precedent to the Obligations of Buyer to
                    Complete the Closing................................................42

                  (a)      Representations, Warranties and Covenants....................42

                  (b)      Consents, Waivers, Licenses, Filings, etc....................43

                  (c)      Injunction Order.............................................43

                  (d)      Opinion of Sellers' Counsel..................................43

                  (e)      FIRPTA Certificate...........................................43

                  (f)      Title Insurance..............................................43

                  (g)      Closing Certificate of Sellers...............................43

                  (h)      Transfer Documents...........................................43

                  (i)      Special Warranty Deed........................................44

                  (j)      Assignment and Assumption Agreement..........................44

                  (k)      Munster Lease................................................44

                  (l)      Services Agreements..........................................44

                  (m)      AWIG Transfer................................................44

                  (n)      Other Documents..............................................44

                  (o)      Escrow Account...............................................44

                  (p)      Escrow Agreement.............................................44

         8.2      Conditions Precedent to the Obligations of Sellers to Complete
                     the Closing........................................................44

                  (a)      Representations, Warranties and Covenants....................44
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                  (b)      Consents, Waivers, Licenses, Filings, etc....................45

                  (c)      Injunction, Order............................................45

                  (d)      Opinion of Buyer's Counsel...................................45

                  (e)      Closing Certificate of Buyer.................................45

                  (f)      Closing Wires................................................45

                  (g)      Assignment and Assumption Agreement..........................45

                  (h)      Other Agreements.............................................45

                  (i)      Escrow Account...............................................45

                  (j)      ATPG Agreement...............................................45

                  (k)      Opinions of Buyer's Counsel Relating to the Loan Agreement...45

                  (l)      Loan Agreement...............................................46

                  (m)      Agreement to Pay.............................................46

                  (n)      Escrow Agreement.............................................46

9.       Post Closing Agreements........................................................46

         9.1      Further Information...................................................46

         9.2      Record Retention......................................................46

         9.3      Tax Matters...........................................................46

         9.4      Use of Names..........................................................47

         9.5      Certain Accotex Trademarks............................................47

         9.6      Further Assurances....................................................47

         9.7      Filings...............................................................47

10.      Survival; Indemnification......................................................48

         10.1     Survival of Representations and Warranties............................48

         10.2     Indemnification of Buyer..............................................48

         10.3     Indemnification of Sellers............................................50

         10.4     Limitations, Exclusive Provisions, No Rescission......................52

11.      Termination of Agreement.......................................................52

         11.1     Termination...........................................................52

         11.2     Survival..............................................................52

12.      Miscellaneous..................................................................53

         12.1     Expenses..............................................................53

         12.2     Notices...............................................................53
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         12.3     Disputes..............................................................54

         12.4     Publicity, Confidentiality............................................54

         12.5     Entire Agreement......................................................54

         12.6     Waivers and Amendments................................................54

         12.7     Governing Law.........................................................55

         12.8     Binding Effect; No Assignment.........................................55

         12.9     Variations in Pronouns................................................55

         12.10    Counterparts..........................................................55

         12.11    Exhibits and Schedules................................................55

         12.12    Headings..............................................................55

         12.13    Severability of Provisions............................................55

         12.14    No Third Party Beneficiary............................................55

         12.15    Exclusivity...........................................................55

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                                TABLE OF CONTENTS
                                  (CONTINUED)
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Schedule 1.0 (a)           -        Base Net Assets
Schedule 2.1(a)(i)         -        Greenville Plant
Schedule 2.1(a)(ii)        -        Greenville Equipment
Schedule 2.1(b)(i)         -        R&D Equipment and R&D Records
Schedule 2.2(b)(iii)       -        Intellectual Property
Schedule 2.2(g)            -        Joint Ventures
Schedule 2.2(j)            -        Intercompany Agreements
Schedule 2.2(k)            -        Certain Excluded Assets
{OMITTED TEXT}*
Schedule 4.3(f)            -        Certain ATPG Agreements
Schedule 4.4(c)-1          -        Form of Closing Statement of Net Assets
Schedule 4.4(c)-2          -        Methodology for the Closing Statement
                                    of Net Assets
Schedule 5.1               -        Qualification to Do Business
Schedule 5.3               -        Conflicts
Schedule 5.4(a)            -        Material Contracts
Schedule 5.4(b)            -        Enforceability of Contracts
Schedule 5.5(a)            -        Financial Statements of Sellers
Schedule 5.5(b)            -        Absence of Changes
Schedule 5.5(c)            -        Absence of Undisclosed Liabilities
Schedule 5.6(a)            -        Title to Property
Schedule 5.6(b)            -        Title Matters
Schedule 5.6(c)            -        Title to Assets and Properties
Schedule 5.8               -        Transactions with Affiliates
Schedule 5.9               -        Litigation
Schedule 5.10              -        Compliance with Law
Schedule 5.11              -        Environmental Matters
Schedule 5.13              -        Intellectual Property Licenses
Schedule 5.14              -        Employees; Labor Matters, etc.
Schedule 5.15              -        Employee Benefit Plans
Schedule 5.16              -        Taxes
Schedule 5.17              -        Customers and Suppliers
Schedule 5.18              -        Other Assets
Schedule 5.20(a)           -        ATPG Capital Stock
Schedule 7.1(b)(ii)        -        Conduct of Business
Schedule 7.3               -        Covenant Not to Compete
Schedule 7.5(h)            -        Employee Matters
Schedule 7.6(a)-1          -        Pre-Closing Transfers of Munster Assets
Schedule 7.6(a)-2          -        Pre-Closing Transfers of Munster Assets -
                                    Munster Equipment
Exhibit A                  -        Form of Notarial Deed
Exhibit B                  -        Form of Promise to Pay
Exhibit C                  -        Press Announcement
Exhibit D                  -        Form of Assignment and Assumption Agreement
Exhibit E                  -        Form of Munster Lease


*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

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                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

Exhibit F1                 -        Form of General Services Agreement
Exhibit F2                 -        Form of Management Services Agreement
Exhibit G                  -        Form of Agreement to Pay

                               PURCHASE AGREEMENT
                               ------------------

         AGREEMENT made this 29th day of July, 1999, by and among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation ("AWI"), and ARMSTRONG WORLD INDUSTRIES GmbH, a corporation organized under the laws of the Federal Republic of Germany ("AWIG," and together with AWI, the "SELLERS"), as sellers, and DAY INTERNATIONAL, INC., a Delaware corporation ("BUYER"), as buyer.

                                    RECITALS
                                    --------

         WHEREAS, AWI's Worldwide Textile Products Operation is engaged in the business of manufacturing and selling products known as cots, aprons and ribbons, for use primarily in textile machinery, at locations in the United States, Europe, the Middle East and Asia; and

         WHEREAS, AWIG is the sole owner of record of Armstrong Textile Products GmbH, a limited liability company organized under the laws of the Federal Republic of Germany ("ATPG") and registered at the Lower Court of Munster under registration number HRB4813 (such ownership interest being referred to herein as the "ATPG Share"); and

         WHEREAS, at or prior to the Closing (as defined below), AWIG will transfer to ATPG all assets, including goodwill but excluding real property, owned by AWIG and used in connection with AWIG's Textile Products Operation in the Federal Republic of Germany; and

         WHEREAS, AWIG desires to sell, and Buyer desires to purchase, the ATPG Share; and

         WHEREAS, Sellers desire to sell, and Buyer desires to purchase, substantially all of the assets owned or leased by Sellers relating to the operation of the Business (as defined below), and in connection therewith, Buyer has agreed to assume certain of the liabilities of Sellers relating to the Business, all on the terms set forth in this Agreement; and

         WHEREAS, certain terms used in this Agreement have the meanings ascribed to such terms in Section 1;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants, representations and warranties contained in this Agreement, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

         "ATPG PENSION PROMISE TO PAY" has the meaning set forth in Section 4.3(e).

         "ACTION OR PROCEEDING" means any litigation, action, suit, proceeding or arbitration by any Person, or any investigation or audit by any Governmental or Regulatory Body.

         "AFFILIATE" means with respect to any Person, any other Person controlling, controlled by or under common control with such first Person.

         "ASSETS" has the meaning set forth in Section 2.1 of this Agreement.

         "ASSIGNED CONTRACT" has the meaning set forth in Section 2.1(b)(v) of this Agreement.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in
Section 8.1(j) of this Agreement.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.3 of this Agreement.

         "ATPG ASSUMED LIABILITIES" means the following liabilities and obligations of ATPG: (i) obligations under all contracts to which ATPG is a party to the extent set forth in a Schedule hereto or not required to be set forth on a Schedule hereto, (ii) all trade payables of ATPG relating solely to the Business and to the extent set forth on the Closing Statement of Net Assets, {OMITTED TEXT}* (iv) liabilities to any Seller or any Affiliate of Seller pursuant to the Munster Lease, the General Services Agreement, the Management Services Agreement and the Trezzano Agreement and (v) any other liabilities of ATPG set forth on the Closing Statement of Net Assets which are of the same type as those liabilities of ATPG which were set forth on SCHEDULE 1.0(a) and were included for purposes of calculating Base Net Assets; provided, however, ATPG Assumed Liabilities shall expressly not include (A) except for obligations specified in clauses (i) through (v) above, all obligations of ATPG to any Affiliate, except as described in Section 4.4(b), or any director or officer of ATPG or of any Affiliate of ATPG; (B) any obligations and liabilities of ATPG of any kind, character or description whatsoever, known or unknown, contingent or otherwise, other than those specified in clauses (i) through (v) above, including, without limitation, (w) any and all liabilities with respect to Taxes for any period or portion thereof ending on or before the Closing Date, (x) any and all obligations, liabilities or responsibilities of ATPG arising out of or relating to the breach by ATPG of any contract, except to the extent a reserve therefor is expressly reflected on the face of (and not solely in any notes to) the Closing Statement of Net Assets, (y) any and all liabilities or obligations relating to any Transaction Expense or Transfer Taxes that is the responsibility of ATPG or any Affiliate of AWI under the terms of this Agreement, and (z) any liabilities or obligations under the Managing Director Employment Contract dated January 1, 1997, between ATPG and Norbert Kroner.

         "BASE NET ASSETS" means $7,761,170, which amount represents the total current assets (excluding the Excluded Assets) minus the total current liabilities (excluding the Excluded Liabilities) of the Business as determined by reference to SCHEDULE 1.0(a).

         {OMITTED TEXT}*

         "BUSINESS" means the business of manufacturing and/or selling globally (other than in India, Bhutan, Sri Lanka, Bangladesh and Nepal) products known as cots, aprons and ribbons, for use primarily in textile machinery.

         "BUSINESS DAY" means any day on which commercial banks are not authorized or required by law to close in New York, New York.

         "BUYER CLAIM" has the meaning set forth in Section 10.2(c) of this Agreement.

         "BUYER INDEMNIFIED PARTY" has the meaning set forth in Section 10.2(a) of this Agreement.

         "CLOSING" has the meaning set forth in Section 4.1 of this Agreement.

         "CLOSING DATE" has the meaning set forth in Section 4.1 of this Agreement.

         "CLOSING DATE NET ASSETS" means the amount equal to the total current assets (excluding the Excluded Assets) minus the total current liabilities (excluding the Excluded Liabilities) of the Business as of the Closing Date, which amount shall be determined by reference to the Closing Statement of Net Assets. For the avoidance of doubt, the total current assets of the Business referred to in the prior sentence will include all current assets of ATPG (including, but not limited to, cash) and the total current liabilities of the Business referred to in the prior sentence will include all current liabilities of ATPG.


*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

         "CLOSING STATEMENT OF NET ASSETS" has the meaning set forth in Section 4.4(c)-1 of this Agreement.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated April 2, 1998, between AWI and Greenwich Street Capital Partners.

         "CONTRACTS AND OTHER AGREEMENTS" means all executory contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, guaranties, mortgages, franchises, licenses or commitments which are legally binding. The phrase "contracts or other agreements" shall have a correlative meaning.

         "EMPLOYEE" or "EMPLOYEES" is defined in Section 5.15(a).

         "ENVIRONMENTAL LAW" means any Law relating to the regulation or protection of human health or safety, natural resources or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment.

         "EQUIPMENT" means all machinery, tractors, fixtures, furniture, equipment, automobiles, vehicles, tooling, tools, office equipment, furnishings and other items of personal property (including, but not limited to, any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person).

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGREEMENT" means that certain Preliminary Transaction and Escrow Agreement, dated as of February 12, 1999, as amended, among AWI, the Buyer and Chase Manhattan Trust Company, National Association, as escrow agent.

         "EXCLUDED ASSET" has the meaning set forth in Section 2.2 of this Agreement.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4 of this Agreement.

         "EXCLUDED MATTERS" means any antitrust or anticompetition law filing with, notice to or approval of any Governmental or Regulatory Body in respect of the transactions contemplated by this Agreement.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 5.5(a) of this Agreement.

         "GAAP" means United States generally accepted accounting principles as in effect for the specified period.

         "GENERAL SERVICES AGREEMENT" has the meaning set forth in Section 8.1(l) of this Agreement.

         "GOVERNMENTAL OR REGULATORY BODY" means any state, nation or any government or political subdivision thereof, whether federal, state, county, local or foreign, including, but not limited to, any agency, authority, official or instrumentality of any such government or political subdivision or any court, tribunal or arbitrator(s) of competent jurisdiction, or any self-regulatory organization.

         "GREENVILLE EQUIPMENT" has the meaning set forth in Section 2.1(a)(ii) of this Agreement.

         "GREENVILLE INVENTORY" has the meaning set forth in Section 2.1(a)(iii) of this Agreement.

         "GREENVILLE MATERIALS AND SUPPLIES" has the meaning set forth in
Section 2.1(a)(iv) of this Agreement.

         "GREENVILLE PLANT" has the meaning set forth in Section 2.1(a)(i) of this Agreement.

         "HAZARDOUS MATERIAL" means any chemicals, materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law, including without limitation, asbestos, regulated levels of polychlorinated biphenyls, petroleum products or by-products, and urea-formaldehyde insulation.

         "HSR ACT" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section
2.1(b)(iii).

         "KNOWLEDGE" means, with respect to any of Sellers, the actual knowledge of any executive officer of any Seller with responsibilities relating principally to the Business, and with respect to the Buyer, the actual knowledge of any executive officer of Buyer.

         "INVENTORY" means all inventory, raw materials, work-in-process, parts, accessories, finished goods and merchandise, packaging materials and other supplies related thereto.

         "LAW" means any law (including, but not limited to, common law), constitution, treaty, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States of America, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any other Governmental or Regulatory Body (including the European Union) and any Order.

         "LANCASTER FACILITY" has the meaning set forth in Section 2.2(f) of this Agreement.

         "LIEN" means any debt, mortgage, security interest, lien, encumbrance, pledge, charge or adverse claim of any kind.

         "LOSS" or "LOSSES" has the meaning set forth in Section 10.2(a) of this Agreement.

         "MANAGEMENT SERVICES AGREEMENT" has the meaning set forth in Section 8.1(l) of this Agreement.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the Assets, Business, liabilities, results of operations or condition (financial or otherwise) of the Business, taken as a whole.

         "MATERIALS AND SUPPLIES" means all materials, supplies, parts, accessories, goods and other like products and items.

         "MUNSTER ADJUSTMENT AMOUNT" has the meaning set forth in Section 2.9(b) of this Agreement.

         "MUNSTER EQUIPMENT" has the meaning set forth in Section 7.6(a) of this Agreement.

         "MUNSTER INVENTORY" has the meaning set forth in Section 7.6(b) of this Agreement.

         "MUNSTER LEASE" is the lease set forth in Exhibit E of this Agreement.

         "MUNSTER MATERIALS AND SUPPLIES" has the meaning set forth in Section 7.6(c) of this Agreement.

         "MUNSTER PLANT" has the meaning set forth in Section 7.6(a) of this Agreement.

         {OMITTED TEXT}*

         "NET ASSETS" means the amount set forth on the form of Closing Statement of Net Assets attached as SCHEDULE 4.4(c)-1.

         "NET UNFUNDED ATPG PENSION LIABILITY" has the meaning set forth in
Section 5.5(d) of this Agreement.

         "NEW ESCROW ACCOUNT" means the Escrow Account as defined in Section 1 of the New Escrow Agreement.

         "NEW ESCROW AGREEMENT" means the Transaction Escrow Agreement among Buyer, AWI and Chase Manhattan Trust Company, National Association, dated as of July 29, 1999.

         "NEW ESCROW DEPOSIT" means the Escrow Deposit as defined in Section 1 of the New Escrow Agreement.

         "NOTICE OF DISAGREEMENT" has the meaning set forth in Section 4.4(d).

         "OPTION" means, with respect to any Person, any security, right, subscription, warrant, option, "phantom" stock right or other contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

         "ORDER" means any writ, judgment, decree, decision, award, injunction or similar order of, or agreement with, any Governmental or Regulatory Body, in each case whether preliminary or final.

         "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, PROVIDED, that adequate reserves with respect to the Taxes being so contested are maintained on the books of the Business in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to an obligation or liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien with respect to any material Asset which does not materially diminish the value of such Asset or materially interfere with the existing use of such Asset in the operations of the Business.

         "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

         "PLANS" has the meaning set forth in Section 5.15(a) of this Agreement.

         "POST-CLOSING NET ASSETS ADJUSTMENT" has the meaning set forth in
Section 4.4(g) of this Agreement.

         "R&D EQUIPMENT" has the meaning set forth in Section 2.1(b)(i) of this Agreement.


*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

         "R&D RECORDS" has the meaning set forth in Section 2.1(b)(i) of this Agreement.

         "RETAINED NAMES AND MARKS" has the meaning set forth in Section 9.4 of this Agreement.

         "SELLER CLAIM" has the meaning set forth in Section 10.3(c) of this Agreement.

         "SELLER INDEMNIFIED PARTY" has the meaning set forth in Section 10.3(a) of this Agreement.

         "SUBSIDIARY" means a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "TAX" and "TAXES" means any federal, state, local, foreign or other tax, duty, excise or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

         "TAX RETURN" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

         "TOTAL PURCHASE PRICE" has the meaning set forth in Section 3.1 of this Agreement.

         "TRANSACTION EXPENSES" has the meaning set forth in Section 4.4(c) of this Agreement.

         "TRANSFER DOCUMENTS" has the meaning set forth in Section 8.1(h) of this Agreement.

         "TRANSFER TAXES" has the meaning set forth in Section 9.3 of this Agreement.

         "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 7.5(a) of this Agreement.

         "TRANSITION PERIOD" has the meaning set forth in Section 2.9 of this Agreement.

         "TREZZANO AGREEMENT" has the meaning set forth in Section 7.11 of this Agreement.

         "TRIGGER EVENT DATE" has the meaning set forth in Section 2.9(a) of this Agreement.

         2. PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES AND PURCHASE OF ATPG SHARE.

         2.1 PURCHASE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement and except as provided in Section 2.2, on the Closing Date, Sellers agree to sell, transfer, assign, convey and deliver to Buyer or one or more wholly-owned Subsidiaries of Buyer (collectively, "Buyer Parties"), and Buyer, either alone or through one or more Buyer Parties, agrees to purchase, acquire and accept from Sellers all of Sellers' right, title and interest, as of the Closing Date, in and under all the properties, assets, rights, claims and contracts of every kind, character and description owned or leased by Sellers solely in connection with the Business, whether real, personal or mixed, tangible or intangible (including goodwill), including, without limitation, all assets reflected in the most recent balance sheet comprising a part of the Financial Statements or utilized in the operations reflected in the Financial Statements, as the same may exist on the Closing Date, in all cases free and clear of all Liens other than Permitted Liens, but excluding those assets, properties and rights which are specifically excluded pursuant to this Agreement (the foregoing are collectively referred to as the "Assets"). Except as specifically excluded pursuant to Section 2.2 of this Agreement, the Assets include, without limitation, all of the right, title and interest of Sellers as of the Closing Date in and to the following:

         (a)      GREENVILLE, SOUTH CAROLINA.

                  (i) GREENVILLE PLANT. The real property more fully described in SCHEDULE 2.1(a)(i), consisting of approximately 13 acres of land located at U.S. 276 East, at Forrester Drive, Mauldin, South Carolina, improved with a one-story industrial and office building and related facilities (the "GREENVILLE PLANT").

                  (ii) GREENVILLE EQUIPMENT. The Equipment listed in SCHEDULE 2.1(a)(ii)(being Equipment presently located at the Greenville Plant), together with any additions and less any dispositions occurring through the Closing (the "GREENVILLE EQUIPMENT").

                  (iii) GREENVILLE INVENTORY. All Inventory owned by Sellers at the time of the Closing and held at the Greenville Plant or elsewhere in the United States for use in the Business (the "GREENVILLE INVENTORY").

                  (iv) GREENVILLE MATERIALS AND SUPPLIES. All Materials and Supplies owned by Sellers at the time of the Closing and held at the Greenville Plant or elsewhere in the United States for use solely in connection with the Assets or the Business in the United States (the "GREENVILLE MATERIALS AND SUPPLIES").

          (b)     OTHER ASSETS.

                  (i) RESEARCH AND DEVELOPMENT. The equipment used to test products and raw materials, which is located at the Greenville Plant, together with any additions and less any dispositions occurring through the Closing (the "R&D EQUIPMENT"), and all test records, standardized tests and procedures and related software and critical data relating to the Business and held at the Greenville Plant (the "R&D RECORDS"), in each case as listed on SCHEDULE 2.1(b)(i).

                  (ii) COMPUTER PROGRAMS. All computer software, firmware, programs and source disks, program documentation, tapes, manuals, forms, guides and other materials with respect thereto owned by Sellers (and any and all rights in, to and under licenses granted by Sellers with respect thereto) that are essential to and relate solely to the operation of the Business or the Assets (all of the items referred to in this Section 2.1(b)(ii) are collectively referred to as the "COMPUTER PROGRAMS").

                  (iii) INTELLECTUAL PROPERTY. All registered and common law trademarks and tradenames, service marks and service names, and registrations and applications for registration thereof, and foreign counterparts thereof (if any) listed on SCHEDULE 2.1(b)(iii)(A); all patents, patent applications and foreign counterparts thereof (if any) listed on SCHEDULE 2.1(b)(iii)(B); all copyrights, copyright applications and copyright registrations and foreign counterparts thereof (if any) listed on SCHEDULE 2.1(b)(iii)(C); and all inventions, discoveries, trade secrets, improvements, formulae, practices, processes, methods, technology and know-how and similar proprietary rights and related licenses and other agreements that are owned by Sellers and used solely in connection with the Assets or the Business (all of the foregoing and the R&D Records are collectively referred to as the "INTELLECTUAL PROPERTY"; PROVIDED, HOWEVER, that computer software, firmware, programs and source disks, program documentation, tapes, manuals, forms, guides and other materials that are licensed to any Seller or any Affiliate of any such Seller (other than ATPG) shall not constitute or be deemed to constitute Intellectual Property for any purposes of this Agreement).

                  (iv) ACCOUNTS RECEIVABLES. All accounts and notes receivable, deferred charges, chattel paper, letters of credit and other rights to receive payments held or owned by Sellers arising solely from the Business or the Assets, including unpaid receivables arising solely in connection with the Assigned Contracts (collectively, the "ACCOUNTS RECEIVABLES").

                  (v) CONTRACTS. Except as otherwise provided in this Agreement, all rights of Sellers in and to all distribution agreements, consignment agreements, agency agreements, confidentiality agreements (under which any Seller has provided information to a third party), all purchase orders for the sale or purchase of goods and services, or both, and all other contracts and other agreements of whatever nature to which any Seller is a party and which pertain solely to the Assets or the Business, in each case to the extent set forth on a Schedule hereto or not required to be set forth on a Schedule hereto (all of the items referred to in this Section 2.1(b)(v) are collectively referred to as the "ASSIGNED CONTRACTS"; PROVIDED, HOWEVER, that any contracts or agreements referred to above pursuant to which any Person licenses software to any Seller or any Affiliate of any Seller (other than ATPG) shall not constitute or be deemed to constitute Assigned Contracts for any purposes of this Agreement).

                  (vi) PREPAID EXPENSES. All prepaid expenses of Sellers relating solely to the conduct of the Business.

                  (vii) CLAIMS. All rights, privileges, claims, demands, choses in action, prepayments, deposits, refunds, claims in bankruptcy, indemnification agreements with, and indemnification rights against, third parties, warranty claims (to the extent transferable), offsets and other claims of Sellers arising solely out of the Business or the Assets.

                  (viii) BOOKS AND RECORDS. Except with respect to income Taxes and except as may be required under U.S. customs laws or regulations, all sales and business records, files, books of account, customer and supplier lists, books and records relating to Taxes, product specifications, drawings, correspondence, engineering, maintenance, operating and production records, advertising materials, customer lists, cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files, record books, litigation files, personnel records, credit records of customers and other books and records of Sellers relating solely to the Assets or the Business, including but not limited to, those relating to the Assumed Liabilities.

                  (ix) PERMITS, APPROVALS. To the extent transfer is permitted under Law, all permits, approvals, franchises, licenses or other rights granted by Governmental or Regulatory Bodies and all consents, grants and other rights of every character whatsoever that are owned by Sellers solely in connection with the ownership or operation of the Business or the Assets.

                  (x) GOODWILL. All goodwill of Sellers and all other rights, properties and assets of any character whatsoever which are owned by Sellers solely in connection with the Business or the Assets and which are not otherwise described in this Agreement and not expressly excluded from the terms of this Agreement.

         2.2 EXCLUDED ASSETS. Any provision of this Agreement to the contrary notwithstanding, Buyer Parties shall not acquire, and there shall be excluded from the Assets, the following (the "Excluded Assets"):

                  (a) CASH. All cash, marketable securities, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents of Sellers.

                  (b) BANK ACCOUNTS. All rights with respect to bank accounts of Sellers.

                  (c) INTERCOMPANY ACCOUNTS. All rights of any Seller or ATPG related to the Business described in SCHEDULE 5.8 with respect to any obligations of any Seller, any Affiliate of any Seller or any director or officer of any Seller or of any Affiliate of any Seller.

                  (d) CERTAIN NAMES. All rights to use the name "Armstrong" or substantially similar words, any corporate names, logos, trademarks or trade names containing or using "Armstrong" or substantially similar words.

                  (e) HONG KONG, SHANGHAI AND INDONESIA ASSETS. All equipment and other assets located at Sellers' facilities and locations in Hong Kong, Shanghai and Indonesia.

                  (f) OCCUPANCY RIGHTS. Any right to use or occupy the facility located at 2500 Columbia Avenue, Lancaster, Pennsylvania (the "LANCASTER FACILITY").

                  (g) JOINT VENTURES. Any and all rights of any Seller in, under or with respect to INARCO LTD., an Indian company, including the agreements set forth on SCHEDULE 2.2(g) and any other contracts or agreements relating thereto.

                  (h) INSURANCE. All insurance policies of Sellers and all rights of every nature and description under or arising out of such policies.

                  (i) EMPLOYEE BENEFIT PLANS. All Plans of Sellers.

                  (j) INTERCOMPANY AGREEMENTS. Except as otherwise provided in this Agreement, all agreements (written or oral), documents and instruments, including those set forth on SCHEDULE 2.2(j) hereto, pursuant to which any Seller (or any Affiliate of any Seller) provides to any other Seller (or any Affiliate of such other Seller) assets, services or facilities that are material to the Business.

                  (k) CERTAIN EXCLUDED ASSETS. All items set forth on SCHEDULE 2.2(k) hereto.

                  (l) OTHER MATTERS. All rights of any Seller under this Agreement and the agreements and instruments delivered to Seller by any Buyer Party pursuant to this Agreement and all other assets of Sellers which are not owned or used by Sellers solely in the conduct of the Business.

                  (m) MUNSTER ASSETS. All of the Munster Assets (as defined in
         Section 7.6), (because those will be contributed by AWIG to ATPG at or prior to Closing pursuant to Section 7.6 of this Agreement).

                  (n) ATPG SHARE. The ATPG Share.

                  (o) CERTAIN INVENTORY LOCATED IN MEXICO. All Inventory (with a value of less than $10,000 at the date of this Agreement) that is the subject of that certain Consignment Agreement dated February 13, 1998, between AWI and Elkatex S.A.

         2.3 ASSUMED LIABILITIES. Subject to the terms and conditions set forth in this Agreement and except as provided in Section 2.4, Buyer agrees that, on the Closing Date, Buyer shall assume and thereafter pay, perform and discharge when due the following obligations and liabilities of Sellers with respect to the Business as and to the extent existing on the Closing Date (the "ASSUMED LIABILITIES"):

                  (a) OBLIGATIONS UNDER CONTRACTS. All obligations of any Seller under the Assigned Contracts; and

                  (b) TRADE PAYABLES. All trade payables of the Business relating solely to the Business to the extent set forth on the Closing Statement of Net Assets.

         Nothing contained in this Agreement shall require the Buyer to pay, perform or discharge any Assumed Liability so long as it shall in good faith contest or cause to be contested the amount or validity thereof and shall have indemnified and have held harmless the Sellers with respect thereto pursuant to the terms of this Agreement.

         2.4 LIABILITIES NOT ASSUMED. Anything contained in this Agreement to the contrary notwithstanding, Buyer Parties shall not assume, and there shall be excluded from the Assumed Liabilities, the following (the "EXCLUDED LIABILITIES"): (i) all obligations of any Seller to any other Seller, any Affiliate of any Seller (other than ATPG as described in Section 4.4(b)) or any director or officer of any Seller or of any Affiliate of any Seller; and (ii) any obligations and liabilities of any Seller of any kind, character or description whatsoever, known or unknown, contingent or otherwise, other than the Assumed Liabilities, including, without limitation, (A) any and all liabilities with respect to Taxes for any period or portion thereof ending on or before the Closing Date, (B) all obligations, liabilities, commitments or responsibilities relating to any employees, independent contractors or Plans,
(C) any and all obligations, liabilities or responsibilities of Sellers arising out of or relating to the breach by Sellers of any Assigned Contract, except to the extent a reserve therefor is expressly reflected on the face of (and not solely in any notes to) the Closing Statement of Net Assets, and (D) any and all liabilities or obligations relating to any Transaction Expense or Transfer Taxes that is the responsibility of Sellers or any Affiliate of Sellers under the terms of this Agreement. Sellers shall pay, perform and discharge in a timely manner or shall make adequate provision for all of the Excluded Liabilities; PROVIDED, HOWEVER, that Sellers may contest, in good faith, any claim of liability asserted by a third party in respect thereof so long as it shall have indemnified and have held harmless Buyer with respect thereto pursuant to the terms of this Agreement.

         2.5 PRORATION OF TAXES. All Taxes with respect to a taxable period beginning and ending before the Closing Date, but not yet due as of the Closing Date, with respect to the Business shall be paid by Sellers. In the case of any such Taxes payable with respect to a taxable period beginning before the Closing Date and ending after the Closing Date, but not yet due as of the Closing Date, Sellers shall pay that portion of such Taxes that is allocable to the portion of such taxable period ending on the Closing Date based on an interim closing of the books, and the balance shall be paid by Buyer, except that for Taxes (such as real property Taxes) imposed on a periodic basis, Sellers shall pay that portion of such Taxes that is equal to the product of the amount of such Taxes and a fraction, the numerator of which is the number of days from the beginning of such taxable period through and including the Closing Date and the denominator of which is 365, and the balance shall be paid by one or more of the Buyer Parties.

         2.6 ATPG SHARE. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date AWIG agrees to sell to Buyer or any Buyer Party, and Buyer agrees to or to cause such Buyer Party to purchase from AWIG, all of the right, title and interest of AWIG in and to the ATPG Share, free and clear of all Liens, by executing a notarial deed in the form attached as Exhibit A hereto.

         2.7 NONASSIGNABLE CONTRACTS. To the extent that the sale, conveyance, transfer or assignment hereunder by Sellers to one or more of the Buyer Parties of any Assigned Contract is not permitted or is not permitted without the consent of any third party, this Agreement shall not be deemed to constitute an undertaking to sell, convey, transfer or assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach of or cause a loss of benefits thereunder. Sellers will use commercially reasonable efforts to obtain, at Buyer's request, any and all such third party consents; provided, however, that Sellers shall not be required to pay or incur any cost or expense to obtain any third party consent which Sellers are not otherwise required to pay or incur in accordance with the terms of the applicable Assigned Contract. If any such third party consent is not obtained by Sellers before the Closing and Sellers are unable to obtain such consents after the Closing, AWI and AWIG will cooperate with Buyer (at Buyer's sole expense) in any reasonable arrangement designed to provide to the applicable Buyer Party after the Closing the benefits under the applicable Assigned Contract, including enforcement for the benefit of such Buyer Party of any and all rights of Sellers against any other Person arising out of breach or cancellation by such other Person of the Assigned Contract.

         2.8 COLLECTION OF RECEIVABLES. (a) From and after the Closing, the Buyer Parties shall, and shall cause ATPG to, undertake the collection of (i) all the Accounts Receivable and (ii) all accounts receivable of ATPG as of the Closing Date, respectively (collectively, the "QUALIFIED ACCOUNTS RECEIVABLE"), with the same diligence as is customarily employed by the Buyer and its operating subsidiaries in connection with the collection of accounts receivable. At the Closing, Seller will provide Buyer Parties with a schedule containing the names and addresses of customers from whom Qualified Accounts Receivable are outstanding as of the Closing Date, along with the amounts outstanding and aging of such Qualified Accounts Receivable. The Buyer Parties will provide the Sellers on a monthly basis with access to a reconciled schedule of cash receipts listing all cash receipts from customers with respect to Qualified Accounts Receivable as reasonably requested. Buyer shall not, and shall cause ATPG not to, compromise, settle or adjust the amount of any of the Qualified Accounts Receivable without the prior written consent of the Sellers, which consent shall not be withheld unreasonably. To the extent that Buyer or ATPG has not collected the full amount of the Qualified Accounts Receivable reflected on the Closing Statement of Net Assets (less the reserve for doubtful amounts set forth thereon) (such amount of such Qualified Accounts Receivable less such reserve for doubtful amounts being referred to as the

"Full Amount") within one hundred eighty (180) days after the Closing Date, Sellers jointly and severally, agree to pay to Buyer thereupon the amount of such deficiency and, concurrently with the payment by Sellers thereof, Buyer shall, and shall cause ATPG to, reassign to Sellers all Qualified Accounts Receivable included in the Closing Statement of Net Assets which then remain outstanding and at that time, Sellers have the right to undertake themselves or through third parties the collection of such Qualified Accounts Receivable, provided all such collection efforts shall be conducted in the manner customarily employed by the Sellers and consistent with Sellers' past practice in connection with the collection of accounts receivable. To the extent that Buyer or ATPG collects more than the Full Amount, Buyer shall pay to Sellers from time to time the amount of such excess promptly upon receipt thereof. In the event that Buyer or ATPG shall receive any remittance on behalf of any account debtor with respect to any Qualified Account Receivable after such Qualified Account Receivable has been reassigned to Sellers, Buyer or ATPG, as applicable, shall endorse such remittance to the order of Sellers and forward same to Sellers promptly upon receipt thereof. In the event that Sellers shall receive any remittance on behalf of any account debtor with respect to any Qualified Account Receivable which has not been reassigned to Sellers, Sellers shall endorse such remittance to the order of Buyer and forward same to Buyer promptly upon receipt thereof along with any advice regarding the application of such payment.

                  (b) Unless expressly specified by a customer to the contrary, each payment of an account receivable shall be applied to the oldest unpaid invoice.

                  {OMITTED TEXT}*











*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

                   {OMITTED TEXT}*





*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

            {OMITTED TEXT}*







*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

         {OMITTED TEXT}*

         4.  CLOSING, CASH PAYMENT; PURCHASE PRICE ADJUSTMENT.

         4.1 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Sections 8.1 and 8.2 hereof, the closing hereunder (the "CLOSING") shall take place at 10:00 a.m., New York time, at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, on September 30, 1999 or, unless the parties otherwise agree in writing, such later date as shall be five business days after the satisfaction or waiver of the conditions set forth in Sections 8.1 and 8.2; PROVIDED, HOWEVER, that such date shall be no earlier than forty-two days after the date of this Agreement, and provided further that in no event shall such date be any date other than the date upon which the termination of the agreement referred to in Section 4.3(b) shall become effective (the "CLOSING DATE"), and anything contained in this Agreement notwithstanding, the parties agree that satisfaction of the requirements of Sections 4.3(b) and 4.3(c) shall be conditions to Sellers' obligations to consummate the transactions contemplated hereby.

         4.2 CASH PAYMENT. At the Closing, Buyer Parties will pay an aggregate amount equal to the difference between (i) the Total Purchase Price and (ii) the New Escrow Deposit. At the Closing, Buyer and Sellers will also cause the New Escrow Deposit to be transferred to the New Escrow Account in the manner provided in Section 1 of the New Escrow Agreement. The New Escrow Deposit shall be deemed to represent a portion of the ATPG Share Purchase Price.

         4.3 OTHER ACTIONS.

                  (a) Simultaneously with the Closing, AWIG and the Buyer or its designee will enter into a notarial transfer deed in the form of Exhibit A before Dr. Norbert Zimmermann, Schadow Arkaden, Blumenstr. 28, 40212 Dusseldorf or any other German notary mutually agreed by the parties on the transfer of the ATPG Shares pursuant to Section 2.6 of this Agreement.



*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

                  (b) On or prior to the Closing, AWIG will terminate for good cause (aus wichtigem Grund) with effect on the Closing Date, pursuant to documentation reasonably satisfactory to and provided to Buyer, the control- and profit transfer agreement (Beherrschungs- und Ergebnisabfuhrungsvertrag) with ATPG dated 14 October 1997.

                  (c) Prior to the Closing, Sellers shall cause ATPG to change its fiscal year to a new fiscal year ending on the Closing Date, such change to become effective by registration in the competent commercial register.

                  (d) Prior to the Closing or as soon as practicable thereafter, Sellers shall have changed the name of ATPG to a name selected by Buyer that does not contain "Armstrong" or substantially similar wording.

                  (e) On or prior to the Closing, AWI shall cause AWIG to issue to ATPG a promise to pay (the "ATPG PENSION PROMISE TO PAY") by AWIG of the Net Unfunded ATPG Pension Liability (as defined in Section 5.5(d)), which promise shall be in the form of Exhibit B hereto. For purposes of preparing the Closing Statement of Net Assets, the calculation of the amount of the Net Unfunded ATPG Pension Liability as of the Closing Date shall be deemed to be zero. All pension assets and liabilities will be excluded from the Closing Date Net Assets.

                  (f) The ATPG agreements, arrangements or programs set forth in
         SCHEDULE 4.3(f) shall be terminated, assigned or otherwise settled prior to Closing. In the event that Buyer, any of its Affiliates or ATPG incurs or retains any liability in connection with such agreements, arrangements or programs after the Closing, Sellers agree to indemnify and hold harmless Buyer, its Affiliates or ATPG, as the case may be, for all such liabilities.

         4.4 TOTAL PURCHASE PRICE ADJUSTMENT.

                  (a) After the Closing, the Total Purchase Price shall be adjusted as follows:

                           (i) The Total Purchase Price shall be reduced by, and
                  Sellers shall pay to Buyer (or its designee), the aggregate amount, if any, by which the Closing Date Net Assets are less than the Base Net Assets, together with interest accrued thereon from the Closing Date to the date of payment; or

                           (ii) The Total Purchase Price shall be increased by,
                  and Buyer shall pay to Sellers, the aggregate amount, if any, by which the Closing Date Net Assets are greater than the Base Net Assets, together with interest accrued thereon from the Closing Date to the date of payment.

         Such adjustment of the Total Purchase Price shall be determined and paid in the manner set forth in this Section 4.4.

                  (b) To the extent that ATPG has intercompany receivables due from Sellers, or any of their Affiliates, which are set forth on the ATPG Closing Statement of Net Assets (the "ATPG CLOSING STATEMENT OF NET ASSETS"), Sellers shall cause the applicable obligor, with respect to such receivables, to pay such amounts, in full, to ATPG simultaneously with the completion of the adjustment pursuant to the provisions of Section 4.4(g). To the extent that ATPG has intercompany payables due to Sellers, or any of their Affiliates, which are set forth on the ATPG Closing Statement of Net Assets, Buyer shall cause

         ATPG to pay the applicable obligee, with respect to such payable, such amounts, in full, simultaneously with the completion of the adjustment pursuant to the provisions of Section 4.4(g).

                  (c) On or before the 90th day after the Closing Date, Buyer will prepare and deliver to Sellers a statement of Net Assets of the Business as of the Closing Date (the "CLOSING STATEMENT OF NET ASSETS"). In connection with the preparation of the Closing Statement of Net Assets, Buyer shall have the right to conduct, at its sole expense, a physical count of all Inventory that constitutes a part of the Assets. The Closing Statement of Net Assets will present Net Assets in sufficient detail to determine any amounts owing to Buyer or Sellers, as applicable, under Section 4.4(a). The Closing Statement of Net Assets will be prepared in accordance with the principles, procedures and elections reflected in the statement of net assets set forth on Schedule 1.0(a), except to the extent they conflict with the principles, procedures and elections set forth on Schedule 4.4(c)-2, in which case the latter principles, procedures and elections shall govern. The Closing Statement of Net Assets shall exclude (i) all Excluded Liabilities and all Excluded Assets (ii) accrued but unpaid Transfer Taxes payable by Sellers hereunder and (iii) any liabilities or reserves of Sellers in respect of its fees and expenses incident to the negotiation and preparation of this Agreement, and the consummation of the transactions contemplated by this Agreement, including, without limitation, any fees or expenses owing to Sellers' lawyers and accountants in connection therewith ("TRANSACTION EXPENSES"). Subject to the next paragraph, the Closing Statement of Net Assets delivered by Buyer to Sellers shall be final, binding and conclusive on the parties hereto. The ATPG Closing Statement of Net Assets shall include all assets and liabilities of ATPG as required by U.S. GAAP.

                  (d) Not later than 15 days after the date the Closing Statement of Net Assets is delivered to Sellers, Sellers shall review it and shall notify Buyer in writing (the "NOTICE OF DISAGREEMENT") whether Sellers disagree with the Closing Statement of Net Assets. The Notice of Disagreement shall specify with reasonable detail the items, if any, on the Closing Statement of Net Assets with which Sellers disagree, and set forth the Sellers' proposed adjustment. The Sellers may dispute items reflected on the Closing Statement of Net Assets only on the basis that such amounts were not arrived at in accordance with the application of the principles, procedures and elections set forth in the preceding paragraph or resulted from mechanical errors of computation. If Sellers shall fail to give Buyer such Notice of Disagreement within such 15-day period, Sellers shall be deemed to have agreed with Buyer as to the Closing Statement of Net Assets. Sellers and their authorized representatives, including KPMG, Sellers' independent public accountants, shall have the right to review all information, including, but not limited to, all existing workpapers of Buyer, utilized to prepare the Closing Statement of Net Assets, in each case as are reasonably necessary to verify the accuracy and fairness of presentation of the Closing Statement of Net Assets and its conformity with the methodology and procedures set forth in the preceding paragraph.

                  (e) In the event that Sellers deliver a Notice of Disagreement to Buyer within the 15-day period referred to above, Sellers and Buyer shall use reasonable efforts to resolve any such dispute, but if a final resolution is not obtained within 30 days after the Notice of Disagreement is delivered to Buyer, any remaining dispute shall be resolved by Ernst & Young LLP, or, if such firm declines to act in such capacity or at the time of such dispute has any existing relationship with Sellers or Buyer or their Affiliates, to such other nationally recognized firm of independent public accountants which shall then have no existing relationship with Sellers or Buyer or their Affiliates, as shall be mutually agreed upon by Sellers and Buyer. If Sellers and Buyer are unable to mutually agree upon another accounting firm within 10 days after the expiration of such 30-day period, then Sellers and Buyer each shall have the right to request the American Arbitration Association, New York, New York, to appoint an independent accounting firm. The chosen accounting firm may examine all work papers utilized in connection with the accounting and preparation of the Closing Statement of Net Assets but the scope of its engagement will be limited to resolving those items which Sellers identified in the Notice of Disagreement and determining whether such items were properly reflected on the Closing Statement of Net Assets in accordance with the requirements of this Section 4.4. The decision of such accounting firm shall be delivered in a written report within 30 days after submission thereof addressed to Sellers and Buyer, and such report shall be final, binding and conclusive upon the parties hereto. The costs and fees of such accounting firm shall be allocated between Buyer and Sellers in the same proportion that (i) the aggregate amount of such remaining disputed items so submitted to the accounting firm that is unsuccessfully disputed by each (as determined by the accounting firm) bears to (ii) the total amount of such remaining disputed items so submitted. Buyer and Sellers shall reimburse the other, as applicable, to the extent the other pays more than the amount so required pursuant to the preceding sentence.

                  (f) The Net Assets set forth in the Closing Statement of Net Assets, either as agreed to by Sellers and Buyer if such Closing Statement of Net Assets is not referred to the accounting firm or as finally determined by the accounting firm, are referred to as the "CLOSING DATE NET ASSETS."

                  (g) On the fifth Business Day following agreement by Sellers and Buyer to the Closing Statement of Net Assets or the delivery of the report of the accounting firm in accordance with Section 4.4(e), as the case may be, (i) Sellers shall pay in cash to Buyer (or its designee) the amount, if any, determined pursuant to clause (a)(i) of this
         Section 4.4 or (ii) Buyer shall pay to Sellers in cash the amount, if any, determined pursuant to clause (a)(ii) of this Section 4.4 (any such payment by Sellers or Buyer, as the case may be, being hereinafter referred to as the "POST-CLOSING NET ASSETS ADJUSTMENT"). The Post-Closing Net Assets Adjustment shall bear interest from the Closing Date to the date of payment at the prime rate as reported in the WALL STREET JOURNAL on the Business Day immediately prior to the Closing Date, which interest shall be paid on the same date as such payment.

         5. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers, jointly and severally, represent and warrant to Buyer as follows:

         5.1 ORGANIZATION, POWER, STANDING AND QUALIFICATION. Each of Sellers and ATPG is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Sellers has all requisite corporate power and authority to enter into and perform this Agreement. Each of Sellers and ATPG is duly qualified to do business as a foreign corporation in the jurisdictions set forth in SCHEDULE 5.1(a), which are all the jurisdictions where the character of the properties it owns, leases or operates, or the conduct of the Business, requires such qualification, other than in any jurisdiction where the failure to so qualify would not have a Material Adverse Effect. ATPG is a company with limited liability and is duly organized under the laws of the Federal Republic of Germany and validly existing in accordance with the excerpt of the commercial register attached as SCHEDULE 5.1(b) and the articles of incorporation filed with the commercial register and attached as SCHEDULE 5.1(c). Except as


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

disclosed in SCHEDULE 5.1(d) or as contemplated by Section 4.3 of this Agreement, there are no shareholder resolutions amending the articles of incorporation or any shareholder agreements or agreements between ATPG and its shareholder relating to the constitution and or organization of ATPG.

         5.2 DUE AUTHORIZATION. The execution and delivery by each of Sellers of this Agreement, the performance by it of its obligations hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Seller and their shareholders. This Agreement has been duly executed and delivered by each of Sellers and is, and all instruments of conveyance and other documents to be executed and delivered by Sellers, as contemplated by this Agreement, will constitute, when so executed and delivered, a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) the fact that this Agreement is not enforceable against AWIG under German law with regard to AWIG's obligation to transfer the ATPG Share, until and unless AWIG transfers the ATPG Share to Buyer by properly executing the notarial deed, a copy of which is attached at Exhibit A hereto.

         5.3 FREEDOM TO CONTRACT. Except as set forth on SCHEDULE 5.3 and the Excluded Matters, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the provisions of the certificate of incorporation or by-laws (or other comparable documents) of any Seller, (ii) except as would not have a Material Adverse Effect, result in the imposition of any Lien under, cause the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of any Material Contract or any other agreement or instrument to which any Seller or ATPG is a party or by which it is bound,
(iii) except as would not have a Material Adverse Effect, result in a breach or violation by any Seller or ATPG of any of the terms, conditions or provisions of any Law or Order or (iv) except as would not have a Material Adverse Effect or except for filings as described in Section 8.2(b), require any consent, authorization or approval of, filing with or notice to any Governmental or Regulatory Body.

         5.4 MATERIAL CONTRACTS.

                  (a) SCHEDULE 5.4(a) sets forth a true, correct and complete list, as of the date of this Agreement, of each of the following contracts and other agreements (including any amendments thereto) to which any Seller or ATPG is a party and which relate solely to the Assets or the Business but specifically excludes all contracts and other agreements pursuant to which any Seller (or any Affiliate of such Seller) provides to any other Seller (or any Affiliate of such other Seller) assets, services or facilities that are material to the Business (collectively, the "MATERIAL CONTRACTS"):

                           (i) contracts and other agreements for the future
                  acquisition or sale of any assets involving $50,000 individually (or in the aggregate, in the case of any related series of contracts and other agreements), other than acquisitions or sales of Inventory or Materials and Supplies in the ordinary course of business;

                           (ii) contracts and other agreements calling for
                  future aggregate purchase prices or payments to or from any Seller or ATPG in any one year of more than

                  $25,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements), or involving the payment or receipt of $50,000 or more over the lifetime of such agreements;

                           (iii) contracts and other agreements that will be
                  binding on Buyer or ATPG after the Closing and that contain covenants prohibiting or limiting the right to compete of the Business or prohibiting or restricting the ability of the owner of the Business to deal in connection with the Business with any Person or in any geographical area;

                           (iv) contracts and other agreements requiring the
                  payment by or to any Seller or ATPG of a royalty, override or similar commission or fee of more than $50,000 in the aggregate;

                           (v) collective bargaining agreements;

                           (vi) contracts and other agreements relating to (A)
                  Liens on any of the Assets or any assets or properties owned by ATPG or (B) guarantees of the payment or performance of obligations of any other Person that will be binding on Buyer after the Closing;

                           (vii) contracts and other agreements pursuant to
                  which any Person has granted to any Seller or ATPG or has been granted by any Seller or ATPG the right to use, purchase or lease, or involve the bailment of, any tangible or intangible property and involving the payment of aggregate amounts in excess of $50,000;

                           (viii) mortgages, indentures, guaranties, security
                  agreements and any outstanding contracts and other agreements and instruments relating to the borrowing of money, or any extension of credit, which impose any Lien on any of the Assets or any assets or properties owned by ATPG;

                           (ix) employment, consulting, maintenance, servicing
                  and agency agreements (other than standard, form employment contracts executed by employees of ATPG);

                           (x) contracts and other agreements involving sales
                  agency, manufacturing, consignment, sales representative, distributorship or marketing;

                           (xi) licenses to or from third parties of any
                  Intellectual Property that constitutes a part of the Assets or any assets or properties owned by ATPG;

                           (xii) contracts and other agreements for the
                  construction or acquisition of fixed assets or other capital expenditures;

                           (xiii) broker's or finder's agreements;

                           (xiv) contracts and other agreements relating to
                  partnerships, joint ventures or other arrangements involving a sharing of profits or expenses, including, without limitation, contracts and other agreements modifying or terminating any such arrangements;

                           (xv) contracts and other agreements to sell, lease or
                  otherwise dispose of any Asset or any assets or properties owned by ATPG, in each case other than in the ordinary course of business;

                           (xvi) contracts and other agreements with any
                  Affiliates or directors and officers of any Seller or ATPG;
                  and

                           (xvii) contracts and other agreements which permit,
                  prohibit or restrict the sharing of information regarding the Assets or the Business.

         True, correct and complete copies of all of the Material Contracts have been delivered by Sellers to Buyer or otherwise made available to Buyer, together with all amendments thereto.

                  (b) Except as disclosed in SCHEDULE 5.4(b), each of the Material Contracts and each of the other Assigned Contracts is a binding agreement, enforceable in accordance with its terms, of the applicable Seller or ATPG, as the case may be, and, to the Knowledge of such Seller, of each other party thereto, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to: (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). None of Sellers or ATPG is in default (or to the Knowledge of Sellers is alleged to be in default) in any material respect under any such contract or other agreement, and to the Knowledge of Sellers, there exists no event, condition or occurrence which after notice or lapse of time, or both, would constitute such a default, in any material respect under any of such contracts or other agreements. To the Knowledge of Sellers, no other party to any such contract or other agreement is in default in any material respect thereunder.

         5.5 FINANCIAL INFORMATION; ABSENCE OF CHANGES; ABSENCE OF UNDISCLOSED LIABILITIES.

         (a) FINANCIAL STATEMENTS.

                           (i) Sellers have delivered to Buyer true, correct and
                  complete copies of the unaudited balance sheets of the Business as of May 31, 1999, December 31, 1997 and December 31, 1998, and the related unaudited consolidated income statements and statements of cash flow for each of the respective five- and twelve-month periods then ended (such financial statements are hereinafter collectively referred to as the "FINANCIAL STATEMENTS") which are set forth on SCHEDULE 5.5(a). The Financial Statements (A) fairly present in all material respects the financial condition and results of operations of the Business, as of the respective dates thereof and for the respective periods covered thereby (except for the absence of information that would ordinarily be contained in footnotes thereto) and (B) have been prepared in accordance with U.S. GAAP consistently applied from period to period.

                           (ii) The annual financial statements (including
                  balance sheet, income statements and notes) of ATPG for 1998 (which includes balance sheets and income statements for 1997) (the "ATPG Statements") which have been provided or made available to Buyer have been duly prepared in accordance with generally accepted German accounting principles observing continuity in the accounting and evaluation principles, and present a true and fair view of the assets, finance and results situation of ATPG as of the relevant balance sheet dates.

                  (b) ABSENCE OF CHANGES. Except as expressly permitted or contemplated by this Agreement, and except as set forth on SCHEDULE 5.5(b), since May 31, 1999, there has not been any change, or any event or development (including any damage, destruction or loss, whether or not covered by insurance) which, individually or together with other such events, would result in a Material Adverse Effect or would have a materially adverse effect on the ability of Sellers to consummate the transactions contemplated hereby. Without limiting the foregoing, since May 31, 1999 and except as expressly permitted by this Agreement or as set forth on SCHEDULE 5.5(b), Sellers and ATPG have not:

                           (i) granted or committed to grant any bonus,
                  commission or other form of incentive compensation or increased or committed to increase the compensation, fees or pension, welfare, fringe or other benefits provided or payable to or in respect of any of its employees, independent contractors, directors, agents or representatives involved in the Business, except for customary bonuses and regular salary increases made in the ordinary course of business, consistent with the past practice of the Business;

                           (ii) made any loans to any individuals, firms,
                  corporations or other entities, except in the ordinary course of business, consistent with the past practice of the Business;

                           (iii) written off any Accounts Receivable without
                  adequate consideration;

                           (iv) made any material change in any method of
                  accounting (for book or Tax purposes) or accounting practice;

                           (v) mortgaged, pledged or subjected to any Lien
                  (other than a Permitted Lien) any of the Assets or any assets or properties owned by ATPG;

                           (vi) purchased or otherwise acquired, or sold,
                  leased, transferred or otherwise disposed of any material properties or assets of the Business, except in the ordinary course of business, consistent with Sellers' or ATPG's past practices in the Business;

                           (vii) suffered any material damage, destruction or
                  loss (whether or not covered by insurance) with respect to the Assets or any assets or properties owned by ATPG;

                           (viii) suffered any strike or any other labor dispute
                  with respect to the Business;

                           (ix) incurred any material liability or obligation
                  (whether absolute, accrued, contingent or otherwise) with respect to the Business, except in the ordinary course of business, consistent with Sellers' or ATPG's past practices; or

                           (x) entered into any material transaction or contract
                  or other agreement not in the ordinary course of business or agreed (whether or not in writing) to do any of the foregoing.

                  (c) ABSENCE OF UNDISCLOSED LIABILITIES. Except (i) to the extent reflected or reserved against on the face of (and not merely in any notes to) the most recent balance sheet included in the Financial Statements or the ATPG Statements or described in SCHEDULE 5.5(c) and
         (ii) for liabilities and obligations that are (x) incurred after the date of such balance sheets in the ordinary course of business consistent with Sellers' or ATPG's past practice and (y) individually and in the aggregate would not have or result in a Material Adverse Effect, Seller has no liabilities or obligations of any nature with respect to the Business or the Assets and ATPG has no liabilities or obligations of any nature, in each case whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

                  (d) AWIG Pension Promise to Pay. AWIG has the financial wherewithal to pay the net unfunded pension liability of ATPG (the "NET UNFUNDED ATPG PENSION LIABILITY") that exists on the date of this Agreement.

         5.6 TITLE TO PROPERTY.

                  (a) Sellers have, and at the Closing Sellers will convey to Buyer, good title to all the Assets (except for such leasehold and licensed interests in personal property and leases described in
         SCHEDULE 5.6(a) and except for all software that is licensed to any of the Sellers by any Person) free and clear of any Liens, except for (i) assets and properties disposed of in the ordinary course of business, consistent with past practice, or as otherwise permitted by this Agreement, (ii) Permitted Liens and (iii) the Liens described in
         SCHEDULE 5.6(b)(i). The Assets referred to in the preceding sentence include, without limitation, all assets, properties and rights of Sellers shown or reflected on the most recent balance sheet included in the Financial Statements or acquired by Sellers in connection with the Business since the date of such balance sheet, except only for (i) cash expended, (ii) any Excluded Assets and (iii) Inventories and other assets used or sold and receivables collected in the ordinary course of business since the date of such balance sheet. Sellers have maintained all tangible Assets material to the Business in good working order, subject only to ordinary wear and tear, and such Assets are suitable in all material respects for the purposes for which they are being used on the date of this Agreement.

                  (b) Sellers have, and at the Closing Sellers will convey to Buyer, good and marketable fee title to the Greenville Plant, free and clear of all Liens other than Permitted Liens and those matters described in SCHEDULE 5.6(b)(i). Except as set forth in SCHEDULE 5.6(b)(ii), Sellers do not own, lease or otherwise have legal or equitable title to any real property or interest related to the Business except for the Greenville Plant and the Munster Plant. To Sellers' Knowledge, Sellers have all easements, rights-of-way and similar authorizations required for the existing use of the Greenville Plant. All structures and other improvements and fixtures located at the Greenville Plant and all machinery and equipment located on and used at the Greenville Plant or otherwise used in the Business are in good operating condition and repair for the conduct of the Business. To Sellers' Knowledge, Sellers are not in default under any material provision of any easement or any material covenant restriction or other recorded agreement encumbering the Greenville

         Plant, and to the Knowledge of the Sellers, no event that with the giving of notice, the passage of time or both would become a material default, has occurred under any easement or any material covenant, restriction or other agreement encumbering the Greenville Plant or the land on which it is located. Except as otherwise expressly described in
         SCHEDULE 5.6(b)(iii), neither the Greenville Plant, nor the use or condition thereof, contravenes or violates any building, zoning, fire safety, seismic, design, conversation, parking, architectural barriers to the handicapped, occupational safety and health or other applicable Law, or any restrictive covenant (whether or not permitted on the basis of prior nonconforming use, waiver or variance), which contravention or violation would have a Material Adverse Effect or otherwise impair the ability of Buyer in any material respect to conduct the business and operations of the Business as presently conducted or materially detract from the value of such properties. There are no pending or, to the Knowledge of Sellers, threatened (i) condemnation or appropriation proceedings against the Greenville Plant or (ii) any Actions or Proceedings alleging any violation of applicable Laws with respect to the Greenville Plant or otherwise affecting all or any part of the Greenville Plant. Sellers have not received any written citation, subpoena, summons or other written notice alleging a violation of, or asserting liability under, any applicable Laws with respect to the Greenville Plant or the use or condition thereof. None of Sellers is in default under any license, permit, certificate, authorization, lease, contract or other agreement listed or described in SCHEDULE 5.6(b)(iv), and, except as separately identified in SCHEDULE 5.6(b)(v), no approval, authorization or consent of any Person is needed for any of the foregoing to continue to be in full force and effect, and such documents will not become unenforceable by Buyer following the consummation of the transactions contemplated by this Agreement. The Greenville Plant is assessed for real estate tax purposes as a wholly independent tax lot separate from any adjoining land or improvements not constituting a part of that parcel.

                  (c) With the exception of the Munster Assets and any software that is licensed to ATPG by any Person, ATPG owns all assets, properties and rights used solely in the Business (the "ATPG OWNED ASSETS"). Except as described in SCHEDULE 5.6(c), ATPG has or will have prior to the Closing good title to all ATPG Owned Assets and the Munster Assets, free and clear of any Liens, except for (A) assets and properties disposed of in the ordinary course of business, consistent with past practice and (B) Permitted Liens.

                  (d) The ATPG Owned Assets include, without limitation, all assets, properties and rights of ATPG shown or reflected on the ATPG Statements or acquired by ATPG since the date of the latest balance sheet included in such statements, except only for (A) cash expended and (B) Inventories and other assets used or sold and receivables collected in the ordinary course of business since the date of such balance sheet. ATPG has maintained all tangible ATPG Owned Assets and Munster Assets in good working order, subject only to ordinary wear and tear.

         5.7 ADDITIONAL INFORMATION. Sellers have heretofore delivered to Buyer a true, correct and complete list of the lengths of service and current annual salaries of each employee of the Business.

         5.8 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 5.8, all agreements (written or oral), documents and instruments pursuant to which any Seller (or any Affiliate of such Seller) provides to any other Seller (or any Affiliate of such other Seller) assets, services or facilities that are material to the Business will be terminated at or prior to Closing without any payment or other condition adverse to the Business or ATPG.

         5.9 LITIGATION. Except as described in SCHEDULE 5.9: (a) there is no Action or Proceeding pending or, to the Knowledge of Sellers, threatened against any Seller or ATPG which relates to the Business, the Assets or the Assumed Liabilities, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or would materially and adversely affect or restrict the ability of Sellers to consummate the transactions contemplated hereby; and (b) there is no Order to which any Seller or ATPG is subject which relates to the Business, the Assets or the Assumed Liabilities and which has a Material Adverse Effect or would materially and adversely affect or restrict the ability of Sellers to consummate the transactions contemplated hereby.

         5.10 COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 5.10, (i) none of Sellers or ATPG is in violation or breach of any Law (other than any Environmental Law) to which the Business or the Assets or the Assumed Liabilities or ATPG are subject, except as would not have a Material Adverse Effect; (ii) Sellers and ATPG have all licenses, permits or other governmental authorizations, approvals or consents (collectively, "GOVERNMENT APPROVALS") necessary for the conduct of the Business or the ownership or use of the Assets, except as would not have a Material Adverse Effect; and (iii) to the Knowledge of Sellers, there exists no event that, with the giving of notice, the passage of time, or both, would constitute a violation or breach of Law (other than any Environmental Law) relating to the Business. There has been no material violation, cancellation, suspension or revocation of, or default under, any Governmental Approval or any written notice of any material violation, cancellation, suspension, revocation, default or dispute received by Sellers or ATPG affecting any Governmental Approval, and, to the Knowledge of Sellers, no basis exists for any such action including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement.

         5.11 ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 5.11:

                  (a) Each of Sellers and ATPG is in material compliance with all applicable Environmental Laws pertaining to the conduct of the Business (including the ownership and operation of the Greenville Plant). No material violation by any of Sellers or ATPG is being alleged or, to its knowledge, threatened in a writing received by any Seller or ATPG relating to the conduct of the Business (including the ownership and operation of the Greenville Plant).

                  (b) With respect to the conduct of the Business (including the ownership and operation of the Greenville Plant), each of Sellers and ATPG currently is in possession of, and in material compliance with, all material permits and authorizations required pursuant to any applicable Environmental Law.

                  (c) None of Sellers or ATPG has taken any action that will result in, and none of Sellers or ATPG is subject to, any material liability or obligation on the part of any Seller or ATPG relating to
         (i) the environmental conditions on, under or from the Greenville Plant, including, without limitation, the air, soil and groundwater conditions at the Greenville Plant, or (ii) the past or present use, handling, transport, treatment, generation, storage, disposal, discharge, emission, or release of any Hazardous Materials at the Greenville Plant.

                  (d) None of the current or past operations of Sellers or ATPG, relating to the conduct of the Business, including, without limitation, the Greenville Plant, is presently subject to any litigation, action or suit, and to the Knowledge of Sellers, no such litigation, action or suit, related to any Environmental Law is threatened.

                  (e) No Seller is subject to any outstanding order from, or consent decree with, any Governmental or Regulatory Body or other Person in respect of which any Seller or its Affiliates may be required to incur costs arising from the release or threatened release of a Hazardous Material at the Greenville Plant. No Seller has entered into any contractual or other obligation (including indemnification obligation) with any Governmental or Regulatory Body or other Person pursuant to which any Seller or its Affiliates assumed responsibility for, either directly or indirectly, the remediation of any condition arising from or relating to the release or threatened release of Hazardous Materials at the Greenville Plant.

                  (f) Sellers have disclosed and made available to the Buyer or its representatives all material studies, analyses and test results prepared by or on behalf of Sellers or ATPG relating to (i) the environmental conditions on, under or about the Greenville Plant and
         (ii) any Hazardous Materials used, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by Sellers on, under or from the Greenville Plant.

                  (g) Seller has removed and arranged for proper disposal of the drums at the Greenville Plant that were identified in the March 28, 1998 site visit by O'Brien & Gere Engineers, along with any such drums that may have accumulated at the Greenville facility between the date of such visit and the date of this Agreement.

         5.12 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Buyer without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Buyer for a finder's fee, brokerage commission or similar payment.

         5.13 INTELLECTUAL PROPERTY. Schedules 2.1(b)(iii)(A), (B) and (C) set forth a complete and correct list of all Intellectual Property that is owned by Sellers in connection with the Business (the "Seller Owned Intellectual Property"). SCHEDULE 5.13(a) sets forth a complete and correct list of all Intellectual Property that is owned by ATPG (the "ATPG OWNED INTELLECTUAL PROPERTY"). Any employee of either Seller or ATPG who has developed any invention used principally in the Business has assigned (by contract or under applicable Law) all of his or her rights in such invention to Sellers or ATPG, as the case may be. SCHEDULE 5.13(b) sets forth a complete and correct list of all written or oral licenses and arrangements (i) pursuant to which the use by any Person of Intellectual Property is permitted by Sellers or ATPG and (ii) pursuant to which the use by Sellers or ATPG of Intellectual Property is permitted by any Person (collectively, the "INTELLECTUAL PROPERLY LICENSES"). All Intellectual Property Licenses that constitute part of the Assets or that are held by ATPG are in full force and effect in accordance with their terms and are in good standing with respect to the payment of fees. To the Knowledge of Sellers, the conduct of the Business does not infringe the intellectual property rights of any third party. To the Knowledge of Sellers, none of the Seller Owned Intellectual Property that constitutes part of the Assets and none of the ATPG Owned Intellectual Property is being infringed upon by third parties. The Seller Owned Intellectual Property and the ATPG Owned Intellectual Property that have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign, are in good standing with respect to the payment of maintenance fees in the respective filing offices. The trademark "Press fit" was first used by AWI in the United States at least as early as January 1, 1990, and has been in continuous use in interstate commerce in the United States by Sellers since then in connection with the Business. To Sellers' Knowledge, Sellers and ATPG have maintained the secrecy of all confidential Intellectual Property used in the Business. Except as set forth on
SCHEDULE 5.13(c), the Computer Programs are substantially year 2000 compliant under reasonable business standards.

         5.14 EMPLOYEES, LABOR MATTERS, ETC. Except as set forth in SCHEDULE
5.14 or under mandatory applicable foreign Law of general application, neither Sellers nor ATPG is a party to or bound by any collective bargaining agreement that relates to the Business, and, to the Knowledge of Sellers, there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Business employed by any member of Sellers or ATPG. Since December 31, 1997, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of any Seller of the Business. There are no labor disputes with respect to the Business currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the Knowledge of Sellers, threatened with respect to any employee of the Business. Sellers and ATPG, with respect to the Business, have complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.15 EMPLOYEE BENEFIT PLANS AND RELATED MATTERS: ERISA.

                  (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 5.15(a) sets forth a complete and correct list of each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee of any of Sellers or ATPG or the beneficiaries or dependents of any such employee or former employee (hereinafter individually, an "EMPLOYEE" and collectively, the "EMPLOYEES") or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by any Seller or ATPG, or to which any Seller or ATPG contributes or is or has been obligated or required to contribute (collectively, the "PLANS").

                  (b) QUALIFICATION. Each Plan intended to be qualified under
         Section 401 (a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination letter that would adversely affect such qualification or tax-exempt status.

                  (c) COMPLIANCE; LIABILITY.

                           (i) To the Knowledge of Sellers, no event,
                  transaction or condition has occurred or exists with respect to the Plans that would result in any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans following the Closing to Buyer or any of its Affiliates. All contributions and premiums required to have been paid by Sellers or ATPG to each Plan under the terms of any such Plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable Law or collective bargaining agreement (including ERISA and the Code) have been paid within the time prescribed by any such Plan, agreement or applicable Law.

                           (ii) Each of the Plans has been operated and
                  administered in all respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements, except for any failure so to comply that, individually or in the aggregate, would not have or result in a Material Adverse Effect. To the Knowledge of Sellers, there are no material pending or threatened claims by or on behalf of any of the Plans, by any Transferred Employee (as defined below) or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits).

                           (iii) Except as set forth in SCHEDULE 5.15(c)(iii),
                  no Plan is a "multiple employer plan" within the meaning of
                  Section 4063 or 4064 of ERISA or a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                           (iv) Except as set forth in SCHEDULE 5.15(c)(iv), no
                  Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

         5.16 TAXES.

         (a) Each of Sellers and ATPG has (or by the Closing will have) duly and timely filed all Tax Returns relating to the Business or the Assets, including without limitation, all Tax Returns of ATPG, required to be filed on or before the Closing Date ("COVERED RETURNS"). Except for Taxes set forth on SCHEDULE 5.16(a), which are being contested in good faith and by appropriate proceedings, the following Taxes have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the Covered Returns, (ii) all deficiencies and assessments of Taxes relating to the Business or the Assets, including without limitation, all Taxes imposed on ATPG, of which written notice has (or by the Closing Date will have) been received by any Seller and (iii) all other material Taxes relating to the Business or the Assets due and payable on or before the Closing Date of which any Seller is or reasonably should be (or by the Closing Date will be or reasonably should be) aware (collectively, "COVERED TAXES"). All Taxes required to be withheld by or on behalf of the Sellers in connection with amounts paid or owing to any employee, independent contractor, creditor or other party relating to the Business or the Assets ("WITHHOLDING TAXES") have been withheld, and such withheld taxes have either been duly and timely paid to the proper taxing authorities or set aside in accounts for such purpose.

         (b) Except as set forth on SCHEDULE 5.16(b), no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Covered Taxes or Withholding Taxes has been filed with any taxing authority.

                  (c) Except as set forth on SCHEDULE 5.16(c), (i) there are no Covered Taxes or Withholding Taxes asserted in a writing received by any Seller or ATPG by any taxing authority to be due and (ii) no issue has been raised in a writing received by any Seller or ATPG by any taxing authority in the course of any audit with respect to Covered Taxes or Withholding Taxes. Except as set forth on SCHEDULE 5.16(c), no Covered Taxes and no Withholding Taxes are currently under audit by any Governmental Authority.

                  (d) Buyer will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Business hereunder.

                  (e) Except as set forth on SCHEDULE 5.16(e), there is no litigation or administrative appeal pending or, to the Knowledge of any Seller, threatened against or relating to any Seller or ATPG in connection with Covered Taxes.

                  (f) Except as set forth on SCHEDULE 5.16(f), (i) no Assets are treated as owned by any Person other than Sellers for U.S. federal income tax purposes and (ii) none of the Assets is treated as tax exempt use property for U.S. federal income tax purposes.

                  (g) ATPG has duly prepared and timely filed all its respective tax returns. All taxes, social security contributions (Sozialversicherungsbeitrage) and all other public law dues of any kind owed by ATPG (the "ATPG Taxes") have been paid upon their due date or, to the extent that such ATPG Taxes have not yet been due on the respective statement day, have been fully accrued for in the balance sheets being part of the ATPG Statements. SCHEDULE 5.16(g) is a complete and correct description of the corporate income tax structure of the usable equity (verwendbares Eigenkapital) of ATPG as of December 31, 1998, and there have been and will be, respectively, no changes since then other than as introduced in the ordinary course of business and in accordance with past practice.

                  (h) There are no outstanding adjustments for income Tax purposes applicable to ATPG required as a result of changes in methods of accounting effected on or before the Closing Date.

                  (i) Except as set forth on SCHEDULE 5.16(i), ATPG is not a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement, and ATPG (A) is not and has not been a member of any group of companies filing a consolidated, combined or unitary Income Tax Return and (B) has no liability for the Taxes of any person as a transferee, successor, indemnitor or guarantor; by contract or otherwise.

         5.17 CUSTOMERS AND SUPPLIERS. Except as set forth on SCHEDULE 5.17, (i) none of the 10 largest customers (which customers are not Affiliates of any Seller) of the Business (based on the aggregate value of goods ordered from Sellers and ATPG for the fiscal year ended December 31, 1998) has notified any Seller or ATPG in writing that it has materially reduced or will materially reduce its purchases of goods from Sellers or ATPG; (ii) none of Sellers or ATPG has received any written notice that any Person with whom such Seller or ATPG does a material amount of business and that is not an Affiliate of any such Seller or ATPG will not continue to do business with such Seller or ATPG after the Closing Date on terms and conditions substantially the same as those prevailing during the past 12 fiscal months; and (iii) each Seller believes its and ATPG's relations with persons and entities material to the conduct of the Business are good.

         5.18 ASSETS. Except as set forth on SCHEDULE 5.18:

                  (a) The Assets constitute all of the properties and assets used or held for use by Sellers solely in connection with the Business, other than the Excluded Assets.

                  (b) Except for the items set forth on SCHEDULE 7.6(a)-1, except for the fixtures described in Section 7.20 and except for the services and facilities to be provided pursuant to the General Services Agreement and the Munster Lease, the Munster Assets and the assets owned by ATPG constitute all of the assets necessary for ATPG to engage in the Business consistent with past practice. Notwithstanding the foregoing, for the purposes of this Section 5.18, the software and computers and repair and maintenance facilities which are operated by any Affiliate of ATPG and the Excluded Assets shall be deemed not to be primarily used in or material to the Business conducted by ATPG in Munster, Germany.

         5.19 DISCLAIMER OF SELLERS. Except as otherwise provided in this
Section 5, the Assets to be sold hereunder to Buyer are to be sold AS IS, WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OR OTHER EXPRESSED OR IMPLIED WARRANTY.

         5.20 CAPITAL STOCK.

                  (a) The registered share capital of ATPG is DM 3.0 million and is owned 100% by AWIG. ATPG's capital is fully paid in and no repayment of capital contributions has been made, either open or concealed.
         SCHEDULE 5.20(a) sets forth an extract from the Commercial Register, Munster, Germany. As of the date of this Agreement, such extract sets forth a completed and correct history of the registered capital of ATPG since the day of its formation.

                  (b) AWIG is the legal and beneficial owner of the ATPG Share which is free from any encumbrances or any other rights for the benefit of third parties. AWIG has the right and the power to freely dispose of the ATPG Share without the consent of any third party being required for such disposal or such disposal violating the right of any third party.

                  (c) The ATPG Share is not tainted for the purposes of Section 50c of the German Income Tax Act (i.e., all ATPG Shares have never been held by shareholders not entitled to tax credit (nicht anrechnungsberechtigte Anteilseigner) nor by funds organized under the German Act on Capital Investment Companies. ATPG has never distributed any constructive dividends (verdeckte Gewinnausschuttungen).

         5.21 ATPG BUSINESS, SUBSIDIARIES, PERMANENT ESTABLISHMENTS.

                  (a) ATPG has been and currently is engaged in no business activity other than the Business.

                  (b) ATPG has no Subsidiaries, but has a validly registered branch in Trezzano, Italy, with a business address at Via Venezia 6, 20060 Trezzano, Italy (the "TREZZANO BRANCH")

                  (c) The only permanent business establishments of ATPG are the Munster Plant and the Trezzano Branch.

         5.22 ATPG RESTRUCTURING.

                  (a) The transactions contemplated in Section 7.6 of this Agreement will be tax-neutral for ATPG.

                  (b) The termination of the control- and profit transfer agreement will not have any adverse tax consequences for ATPG.

         6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to each of Sellers that:

         6.1 ORGANIZATION, POWER AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and ROTEC, Dundee and each Buyer Party is a corporation or other entity duly organized, validly existing and in good standing under its state of incorporation or formation, as the case may be. Buyer, ROTEC, Dundee and each other Buyer Party has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is currently being conducted, and to own, lease and operate the properties and assets used in connection therewith and to be acquired pursuant hereto.

         6.2 AUTHORIZATION. The execution and delivery of this Agreement by Buyer or any other Buyer Party and by ROTEC and Dundee of the Loan Agreement and the performance by each of them of their respective obligations hereunder and thereunder and the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer, any other Buyer Party, ROTEC and Dundee and their respective shareholders. This Agreement has been duly executed and delivered by Buyer or any other Buyer Party and is, and all instruments of conveyance and other documents to be executed and delivered by Buyer or any other Buyer Party, as contemplated by this Agreement, will constitute, when so executed and delivered, and the Loan Agreement has been duly executed and delivered by each of ROTEC and Dundee and is, a valid and binding obligation of Buyer, any other Buyer Party, ROTEC or Dundee, as the case may be, enforceable in accordance with its respective terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         6.3 FREEDOM TO CONTRACT. Except for the Excluded Matters, the execution and delivery of this Agreement and the Loan Agreement do not, and the consummation of the transactions contemplated hereby will not (i) violate or conflict with the provisions of the certificate of incorporation or by-laws of Buyer, any other Buyer Party, ROTEC or Dundee, (ii) result in the imposition of any Lien under, cause the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of any contract or other agreement or instrument to which Buyer, any other Buyer Party, ROTEC or Dundee is a party or by which it is bound, (iii) except as would not have a material adverse effect on Buyer's or any other Buyer Party's ability to consummate the transactions contemplated by this Agreement, result in a breach by Buyer, any other Buyer Party, ROTEC or Dundee of any of the terms, conditions or provisions of any Law or Order or (iv) except for filings as described in Section 7.2(b), require any consent, authorization or approval of, filing with or notice to any Governmental or Regulatory Body.

         6.4 LITIGATION. Buyer is not a party to any Action or Proceeding pending or, to the knowledge of Buyer, threatened, which, if adversely determined, would reasonably be expected to adversely affect or restrict the ability of Buyer to consummate the transactions contemplated by this Agreement. There is no Order to which Buyer is subject which would reasonably be expected to adversely affect or restrict the ability of Buyer to consummate the transactions contemplated by this Agreement.

         6.5 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with Seller without the intervention of any Person on behalf of Buyer in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

         6.6 CERTAIN EMPLOYMENT ARRANGEMENTS. All arrangements, if any, with respect to the employment of Norbert Kroner and Thomas Tymon by Buyer or any of its Affiliates have been finalized to the mutual satisfaction of Buyer and Messrs. Kroner and Tymon.

         6.7 FINANCIAL INFORMATION OF DUNDEE AND ROTEC; ABSENCE OF UNDISCLOSED LIABILITIES OF DUNDEE AND ROTEC.

                  (a) FINANCIAL STATEMENTS.

                           (i) Buyer has delivered to Sellers true, correct and
                  complete copies of the following (the "DAY FINANCIAL STATEMENTS"): (x) with respect to ROTEC: (i) the audited balance sheets of ROTEC as of December 31, 1998 and the related audited statements of income for the twelve-month period then ended and (ii) the unaudited balance sheets of ROTEC as of June 30, 1999 and the related unaudited statements of income for the six-month period then ended; and (y) with respect to Dundee: (i) the audited balance sheets of Dundee as of December 31, 1997 and the related audited statements of income for the twelve-month period then ended, (ii) the unaudited balance sheets of Dundee as of December 31, 1998 and the related unaudited statements of income for the twelve-month period then ended and (iii) the unaudited balance sheets of Dundee as of June 30, 1999 and the related unaudited statements of income for the six-month period then ended (such Day Financial Statements are set forth on SCHEDULE 6.7(a)). The Day Financial Statements (A) fairly present in all material respects the financial condition and results of operations of Dundee and ROTEC, as of the respective dates thereof and for the respective periods covered thereby (except for the absence of information that would ordinarily be contained in footnotes thereto) and (B) have been prepared in accordance with U.S. GAAP consistently applied from period to period, except in the case of the balance sheets and related income statements of ROTEC described in clauses (x)(i) and
                  (x)(ii) above, which have been prepared in accordance with generally accepted accounting principles of Germany.

                  (b) ABSENCE OF UNDISCLOSED LIABILITIES OF DUNDEE AND ROTEC.

                           (i) Except (i) to the extent reflected or reserved
                  against on the face of (and not merely in any notes to) the most recent balance sheet included in the Day Financial Statements, (ii) for liabilities and obligations that are (x) incurred after the date of such balance sheets in the ordinary course of business consistent with Dundee's and ROTEC's past practice and (y) individually and in the aggregate would not materially adversely affect Dundee's or ROTEC's respective financial conditions and results of operations and (iii) for liabilities and obligations under any interest rate or currency protection agreement, interest rate or currency futures contract, interest rate or currency option, interest rate or currency cap or other interest rate or currency hedge agreement, in each case, to the extent entered into, purchased or otherwise acquired in the ordinary course of business of Dundee or ROTEC with reputable financial institutions and not for the purposes of speculation, Dundee and ROTEC have no liabilities or obligations of any nature whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.



         7. CERTAIN COVENANTS.

         7.1 TRANSACTIONS AND CONDUCT OF BUSINESS PENDING THE CLOSING.

                  (a) EXAMINATIONS, INVESTIGATIONS. Subject to the limitations set forth in this clause (a), at any time after the submission of the filings contemplated by Section 7.2 and prior to the Closing Date, (i) Buyer shall be entitled, through its employees and representatives (including, without limitation, its counsel and accountants), to enter upon and make such investigation of the Assets, and such examination of the books and records, financial condition and operations of the Business, as Buyer may reasonably request, (ii) Buyer shall be entitled, through its employees and representatives, to enter upon the Assets and solicit applications for employment with Buyer and to conduct interviews with the Sellers' employees in accordance with Buyer's customary practices, (it being understood and agreed that Buyer will exercise this right and complete its review of such employees as soon as practicable after the date of this Agreement) and (iii) Sellers will make the management and employees of Sellers and ATPG available to Buyer and provide such other information to Buyer and its authorized representatives as shall have been reasonably requested by Buyer or such authorized representatives. Buyer shall indemnify Sellers for any costs, expenses, legal fees and other liabilities from claims, suits or proceedings resulting from, or in connection with, actions taken by Buyer in respect of these examinations and investigations. Any such investigation, examination and employee interview shall be conducted at, and members of management and employees of Sellers and ATPG who are specifically identified by Buyer shall be made available as contemplated by this paragraph at, reasonable times, under reasonable circumstances and with reasonable advance notice; PROVIDED, HOWEVER, that such investigation, examination or management availability shall not unreasonably interfere with the business operations of Sellers or ATPG, the regulatory filings (or review thereof by any Governmental or Regulatory Body) contemplated by Section 7.2 or negotiations with respect to and any disclosures to employees of ATPG. All information provided to Buyer pursuant to this Section 7.1(a) shall be subject to the provisions of the Confidentiality Agreement. Notwithstanding anything to the contrary in this Agreement, Buyer agrees and acknowledges that certain information, as determined by Sellers, about the Business is commercially sensitive and, except as provided in that certain letter agreement dated March 17, 1999, between Arthur Andersen LLP, AWI, Day International Group, Inc. and Greenwich Street Capital Partners, Inc., will not be disclosed to Buyer before the transactions contemplated by this Agreement are consummated or such other time as may be agreed by the parties hereto.

                  (b) CONDUCT OF BUSINESS.

                           (i) From the date hereof through the Closing Date,
                  Sellers will use commercially reasonable efforts to (A) conduct the Business in the ordinary course consistent with past practice in all material respects, and (B) comply, in all material respects, with all Laws and Orders applicable to the Business. Sellers agree to inform Buyer promptly upon receipt of Knowledge of the occurrence of any event occurring prior to the Closing which could reasonably be expected to result in a Material Adverse Effect.

                           (ii) Without limiting the generality of the
                  foregoing, without the prior written consent of Buyer, Sellers, jointly and severally, covenant and agree that Sellers will not do or agree to do, and will not permit ATPG to do or agree to do, any of the following on or before the Closing with respect to or in connection with the Assets or the Business or ATPG, except as expressly permitted by this Agreement or listed in SCHEDULE 7.1(b)(ii):

                                    (A) Other than in the ordinary course of
                           business and consistent with Sellers' and ATPG's past practices, grant any material bonus, commission or other form of incentive compensation or increase the compensation, fees or pension, welfare, fringe or other benefits provided or payable to or in respect of any officer, employee, independent contractor, director, agent or representative involved in the Business;

                                    (B) Enter into any material contract,
                           commitment or transaction relating to the Assets or Business not in the ordinary course of business and consistent with past practices;

                                    (C) Waive, cancel or compromise any material
                           right or claim of Sellers or ATPG other than in the ordinary course of business and consistent with past practices;

                                    (D) Modify, amend, cancel or terminate any
                           Material Contract or other material agreement to which any Seller or ATPG is a party other than in the ordinary course of business and consistent with past practices;

                                    (E) (x) permit ATPG to make any material Tax
                           election, to amend any Tax Return, or to settle or compromise any material Tax liability, or (y) otherwise fail to conduct all Tax affairs relating to Sellers and ATPG in a manner other than in the ordinary course and in substantially the same manner as such affairs would have been conducted if the parties had not entered into this Agreement;

                                    (F) Move or transfer any Assets (other than
                           Excluded Assets) to any location or property not included in the Assets, other than in the ordinary course of business consistent with past practices of the Business; or

                                    (G) Take any action that would cause any of
                           the representations and warranties set forth in
                           Section 5 hereof to be untrue in any material respect.

                           (iii) During the period from the date of this
                  Agreement to the Closing, Sellers, jointly and severally, covenant and agree that Sellers, with respect to the Business and the Assets, will use their reasonable best efforts, consistent with past practices, to (A) maintain in all material respects its relationships with its employees and its customers, suppliers and other Persons with whom Sellers do business; (B) keep in full force and effect insurance comparable in amount and scope of coverage to insurance carried by them on the date of this Agreement; (C) market its products and services; (D) use its commercially reasonable best efforts to keep its business and operations functioning in a customary manner, retain its present employees so that they will be available after the Closing; (E) make all capital expenditures consistent with its current business plan; (F) pay accounts payable and other obligations when they become due and payable, except to the extent any delay in payment is attributable to normal disputes in the ordinary course of business consistent with the past practice of the Sellers; and
                  (G) perform in all material respects all of its obligations under any contracts, agreements or other instruments relating to or affecting any of the Assets or the Business.

                  (c) THIRD PARTY CONSENT. Sellers and Buyer agree to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement and the fulfillment of each condition to the other party's obligations set forth in Section 8 (it being understood and agreed that Sellers and ATPG shall not be required to expend any amounts or incur any liabilities in connection with obtaining any such necessary third-party waivers, consents or approvals).

                  (d) Notwithstanding anything to the contrary contained in this Agreement, any disruptions to or effect on the Business's relationships with customers, suppliers, distributors, employees (including, but not limited to, any strike or other labor dispute) or other third persons that arises from or relates solely to the public announcement or other permitted disclosure of the execution or terms of this Agreement shall not constitute a breach of this Agreement or breach of any representation, warranty or covenant; PROVIDED, HOWEVER, that solely for purposes of determining whether or not the condition precedent set forth in Section 8.1(a) has been satisfied, such condition shall be deemed not to have been satisfied if for a period of two consecutive days, which period includes the Closing Date, all or substantially all of the work force of ATPG have failed to report to work (a "Qualified Strike"), it being understood and agreed that in no event shall Sellers have any liability under this Agreement to any Buyer Indemnified Party as a result of a Qualified Strike. In addition, notwithstanding anything to the contrary contained in this Agreement, Sellers or ATPG may, if they elect in their sole discretion, pay or agree to pay additional compensation, benefits or like amounts to employees of the Business and such agreement or payment shall not be deemed to be a breach or violation of any provisions of this Agreement; PROVIDED, HOWEVER, that Sellers shall bear the expense of any such payments or agreements in full whether payable by Sellers before the Closing or by any Buyer Party after the Closing and if necessary, shall reimburse ATPG or the Buyer for such amounts to the extent that such amounts are not otherwise required to be paid pursuant to certain items referred to in SCHEDULE 5.15.

         7.2 REGULATORY AND OTHER APPROVALS. Sellers and Buyer will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Bodies required of such parties or their Affiliates to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Bodies as such parties or such Governmental or Regulatory Bodies may reasonably request in connection therewith and (c) cooperate with each other as promptly as practicable in connection with the foregoing. To the extent reasonably practicable, each party hereto will provide prompt notification to the other party hereto or its Affiliates when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable and will advise each other party hereto of any communications (and, unless precluded by Law, provide copies in advance to each other party hereto of any communications that are in writing, other than the filings under the HSR Act described below) with any Governmental or Regulatory Body regarding the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing, unless the parties hereto otherwise agree, Sellers and Buyer will make their respective filings under the HSR Act within 5 Business Days after the date of this Agreement and coordinate the timing for releasing a press announcement attached hereto as Exhibit C on the first Business Day after each of Buyer and Sellers have made their respective filings under the HSR Act.

         7.3 COVENANT NOT TO COMPETE.

                  (a) Except as set forth on SCHEDULE 7.3, each of Sellers agrees that it shall not at any time (i) within the five-year period immediately following the Closing, directly or indirectly engage, or have any ownership interest in any firm, corporation, partnership, proprietorship or other business entity that engages (directly or indirectly) in the Business, so long as Buyer, or any Affiliate of Buyer, remains engaged in the Business; PROVIDED, HOWEVER, that it shall not be a violation of this Section 7.3(a)(i) for any Seller to own, directly or indirectly, solely as an investment, securities of any Person which are traded on a national securities exchange or NASDAQ if such Seller (x) is not a controlling Person or a member of a group which controls such Person and (y) does not, directly or indirectly, own more than 2% or more of any class of securities of such Person; or
         (ii) within a three-year period immediately following the Closing, employ, solicit or offer to employ any Transferred Employee. In addition, during the period commencing on the date hereof and ending on the Closing Date, except as required, and only to the extent required, under foreign Law of mandatory application, if any, each of the Sellers agrees that it shall not solicit or offer to employ any employee, former employee or independent contractor of Seller who has been, or may be, offered the opportunity to seek employment with the Buyer pursuant to Section 7.5(a).

                  (b) Each Seller acknowledges that the covenants contained in this Section 7.3 were a material and necessary inducement for Buyer to agree to the transactions contemplated hereby, and that Sellers will realize significant monetary benefit from these transactions, that violation of any of the covenants contained in this Section 7.3 will cause irreparable and continuing damage to Buyer, that Buyer shall be entitled to injunctive or other equitable relief from any court of competent jurisdiction restraining any further violation of such covenants and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled.

                  (c) From and after the Closing Date, Sellers shall, and will cause their Affiliates to, keep secret and retain in confidence, and shall not use for the benefit of themselves or others except in connection with the business and affairs of Buyer and its Affiliates, all Intellectual Property, and shall not record, disclose or disseminate such Intellectual Property to anyone outside of Buyer and its Affiliates except with Buyer's express written consent and except as otherwise required by law; provided, however, for purposes of this
         Section 7.3(c), Intellectual Property shall not include any information, technology or know-how or other matter which is readily ascertainable from public or published information (without the violation of any confidentiality agreement related thereto).

         7.4 BULK SALES LAWS. Buyer waives compliance by Sellers, and Sellers waive compliance by Buyer, with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors.

         7.5 EMPLOYEE MATTERS.

                  (a) Except (i) as otherwise required under mandatory applicable foreign Law of general application and (ii) with respect to Employees of ATPG, subject to Buyer's sole discretion, Buyer will offer employment to selected individuals who are actively employed in the operation of the Business in the United States. Prior to the Closing Date and subject to applicable Law, Sellers shall provide to Buyer mutually agreed to information pertaining to Employees located in Greenville, S.C. Those Employees (other than Employees of ATPG) who accept Buyer's offers of employment, effective as of the Closing Date, shall be referred to herein as the "TRANSFERRED EMPLOYEES." Buyer shall provide (or cause to be provided) to each Transferred Employee (i) upon and after the Closing, until the second anniversary of the Closing Date, base pay and bonus programs no less than the base pay and bonus programs in effect from the Sellers and their Affiliates immediately before the Closing, (ii) employee benefit plans and programs, including severance, that Buyer and its Affiliates offer to its employees as of the Closing Date, it being understood that Buyer's employee benefit plans and programs will include, without limitation, a defined contribution plan qualified under Section 401(a) of the Code, with a qualified cash or deferred feature as defined under Section 401(a) of the Code and the regulations thereunder, and a group health plan offering medical coverage to employees and eligible dependents, (iii) upon and after the Closing, until the second anniversary of the Closing Date, severance benefits no less favorable than those offered by Sellers immediately before the Closing, determined without regard to the Employment Protection Plan for Salaried Employees of Armstrong World Industries, Inc., and (iv) without limiting clause (iii), upon and after the Closing, benefits, including with respect to severance (and taking into account benefits provided under clause (iii)), which are no less favorable, in the aggregate, than the benefits offered by Buyer and its Affiliates to other similarly situated employees from time to time. All Transferred Employees shall receive credit for all purposes (including, without limitation, for purposes of eligibility and vesting provisions and provisions relating to waiting periods) under the Buyer's employee benefit plans and programs (or, if applicable, the plans and programs of its Affiliates) for service with the Sellers and their Affiliates (and any predecessor service credited under the Plans), other than for purposes of benefit accrual under a defined benefit pension plan, and shall receive credit for all deductibles and co-payments incurred under health or other welfare Plans before the Closing.

                  (b) Except as otherwise set forth herein (including, without limitation, in Section 2.9 of this Agreement) or specifically agreed by the parties hereto or as required under mandatory applicable foreign Law of general application, from and after the Closing, Sellers shall remain solely responsible for any and all liabilities, obligations and commitments in respect of the Employees, including the Transferred Employees and their beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the actual or constructive termination of employment of any such Employee by the Sellers or ATPG if any such event occurs before the Closing Date (including, without limitation, in connection with the consummation of the transactions contemplated by this Agreement) or (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Plan (other than ATPG's pension commitments described in the Promise to Pay), in each case, to the extent relating to or arising in periods prior to the Closing Date, including, without limitation, claims, whether such claims are asserted before, on or after the Closing Date, for medical, dental, hospitalization or other health benefits, services or other treatments, life, disability, accidental death or dismemberment, supplemental unemployment compensation or other welfare or fringe benefits or expense reimbursements which claims relate to or are based upon expenses incurred during periods before the Closing Date, including, without limitation, all such claims for health services, treatments or related expenses (including drugs, equipment and similar expenses) rendered, purchased or utilized before the Closing Date.

                  (c) From and after the Closing Date, Sellers shall remain solely responsible for any and all liabilities, obligations or commitments relating to or arising in connection with the requirements of section 4980B of the Code to provide continuation of health care coverage under any Plan in respect of (A) Employees, other than the Transferred Employees and their covered dependents, and (B) to the extent related to a qualifying event occurring before the Closing Date, Transferred Employees and their covered dependents.

                  (d) From and after the Closing Date, Sellers shall, jointly and severally, remain solely responsible for any and all liabilities, obligations or commitments to or in respect of any Employee relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing on or prior to the Closing Date.

                  (e) Sellers and Buyers agree to (A) treat Buyer as a "successor employer" and Sellers as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by Buyer for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and
         (B) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing occurs.

                  (f) At the request of Buyer with respect to any particular applicable Law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar tax other than taxes imposed under

         FICA and FUTA, Sellers and Buyer will (A) treat Buyer as a successor employer and Sellers as a predecessor employer, within the meaning of the relevant provisions of such applicable Law, with respect to Transferred Employees who are employed by Buyer and (B) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such applicable Law with respect to each such Transferred Employee for the calendar year within which the Closing occurs.

                  (g) Effective as of the Closing, Buyer shall establish or maintain a defined contribution plan which shall be qualified under
         Section 401(a) of the Code upon and after the Closing (the "Buyer Plan"). Buyer shall cause the Buyer Plan to accept direct rollovers of "eligible rollover distributions" as defined in Section 402 of the Code, consisting of cash (except as otherwise provided in the last sentence of this Section 7.5(g)), with respect to Transferred Employees from the Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc. and the Retirement Income Plan of Armstrong World Industries Inc. Buyer shall provide Seller with such evidence of the tax-qualified status of the Buyer Plan in connection with such rollovers as Seller shall reasonably request. Seller and Buyer shall work out procedures under which Transferred Employees who have existing 401(k) loans may directly roll over their loans from the 401(k) plan of Armstrong World Industries, Inc. to the Buyer Plan, or shall agree upon such other procedures to address such matters as shall be mutually acceptable.

                  (h) As of the Closing, and subject thereafter to any and all rights that Buyer may have to amend or terminate its plans, Buyer shall maintain one or more group health plans which shall provide for medical coverage of Transferred Employees on and after their retirement as provided by SCHEDULE 7.5(h), except that such plan or plans shall provide as of the Closing (subject thereafter to such rights to amend or terminate) that Transferred Employees who have attained age 50 on or before the Closing shall be permitted to retire thereunder if and when they have attained age 55 and have been credited with five years of service, provided that any Transferred Employee so retiring in reliance on the foregoing exception may be required to pay the full cost of coverage (that is, both the employer and employee portions of the applicable premiums).

         7.6 PRE-CLOSING TRANSFER OF MUNSTER ASSETS. Except as set forth on
SCHEDULE 7.6(a)-1, at or prior to the Closing, AWIG shall contribute as an equity contribution to the capital reserves (Kapitalrucklage (EK 04)) of ATPG all the properties, assets, rights, claims and contracts of every kind, character and description owned by AWIG (other than real property) solely in connection with the Business, that is conducted in the Federal Republic of Germany or in Italy (collectively the "Munster Assets") pursuant to documentation reasonably satisfactory to and provided to Buyer. Upon this contribution, the business lease agreement between ATPG and AWIG of December 31, 1996, will collapse and, thus, automatically end. The parties agree that ATPG's book value in the Munster Assets as set forth in the Closing Net Asset Statement shall be deemed to be the fair market value of such assets. The Munster Assets include, without limitation the following:

                  (a) MUNSTER EQUIPMENT. The Equipment listed in SCHEDULE 7.6(a)-2 (being Equipment located at ATPG's industrial facility at Robert-Bosch-Strasse, 48153 Munster, Germany) (the "MUNSTER PLANT"), together with any additions and less any dispositions occurring through the Closing (the "MUNSTER EQUIPMENT").

                  (b) MUNSTER INVENTORY. All Inventory owned by AWIG at the time of the Closing (including consigned Inventory) and held at the Munster Plant, or wherever else such Inventory is located, for use solely in the Business (the "MUNSTER INVENTORY").

                  (c) MUNSTER MATERIALS AND SUPPLIES. All Materials and Supplies owned by AWIG at the time of the Closing and held at the Munster Plant or at any related facility or site for use solely in connection with the Assets or in the Business (the "MUNSTER MATERIALS AND SUPPLIES").

         7.7 ATPG TAX MATTERS.

                  (a) Unless otherwise required by law, Sellers shall pay, and shall indemnify and hold harmless the Buyer Indemnified Parties or, at the request of the Buyer, ATPG from and against, any Tax that is or may become payable by ATPG or chargeable as a Lien upon the assets thereof that is attributable to any period or a portion thereof ending, or event occurring, on or prior to date of Closing, and has not been paid as of the date of Closing. For purposes of this Section 7.7, any liability for any Tax that is or may be payable by ATPG that is attributable to a period which begins before and ends after the date of Closing shall be apportioned between the portion of such period ending on the date of Closing and the portion beginning on the date of Closing Date in the manner set forth in Section 2.5.

                  (b) Sellers shall prepare and timely file, or cause to be prepared and timely filed, with the relevant Governmental Authorities all Tax Returns that are required to be filed by ATPG on or prior to the date of Closing on a basis consistent with past practice. Buyer shall prepare and timely file, or cause to be prepared and timely filed, with the relevant Governmental Authorities all other Tax Returns that are required to be filed by ATPG.

                  (c) Notwithstanding anything in this Agreement to the contrary, Sellers shall control the conduct of all audits or administrative or judicial proceedings with respect to the Tax liabilities of ATPG for any period or portion thereof ending on or prior to the Closing, PROVIDED that Sellers shall consult with Buyer regarding the positions Sellers will assert in writing in connection with any such audits or administrative or judicial proceeding and shall not enter into any settlement of any such administrative or judicial proceeding (if such settlement would adversely affect ATPG) without the written consent of Buyer, which shall not be unreasonably withheld. Buyer shall control all other administrative or judicial proceedings with respect to the Tax liabilities of ATPG for any period or portion thereof not described in the preceding sentence. Buyer shall give notice to Sellers of any Tax adjustment proposed in writing pursuant to any government audit or other proceeding if such adjustment could give rise to a Claim for indemnification against Sellers pursuant to this
         Section 7.7.

                  (d) Sellers and Buyer shall cooperate with respect to the preparation of and filing of any Tax Return for which the other is responsible pursuant to Section 7.7(b), and with respect to any Tax audit or administrative or court proceeding relating to Taxes referred to in Section 7.7(c), PROVIDED that such cooperation shall not unreasonably interfere with the conduct of the business of the parties.

         7.8 CERTAIN INFORMATION. Buyer will not, and will cause its Affiliates not to, (i) use any information (written or unwritten), technology or know-how that does not constitute part of the Assets ("PROPRIETARY INFORMATION") and that becomes known (intentionally or unintentionally) to Buyer or any of its Affiliates during the term of the Munster Lease as a result of Buyer or any of its Affiliates being present or conducting operations at the Munster Plant or
(ii) record, or disclose or disseminate to any Person, such Proprietary Information, except with Sellers' express written consent and except as otherwise required by law; PROVIDED, HOWEVER, for purposes of this Section 7.8, Proprietary Information shall not include any information, technology or know-how which is readily ascertainable from public or published information (without the violation of any confidentiality agreement related thereto) or can be shown from written records to have been known to Buyer prior to the Closing.

         7.9 CERTAIN CUSTOMS PROCEDURES. Upon reasonable advance notice to Buyer from Sellers, Buyer agrees to make available (provided such availability does not materially interfere with the conduct of the Business) Transferred Employees identified by Sellers to assist Sellers in connection with finalizing U.S. duty drawback claims relating to imported products sold by Sellers prior to the Closing Date and on which products AWI has paid duty.

         7.10 SALES ANALYSIS. After the Closing, Buyer and AWI shall develop a mutually acceptable program by which AWI will provide to Buyer certain sales analysis information with respect to the Business conducted in Greenville, South Carolina (the "SALES ANALYSIS") until the earlier of (i) the date on which Buyer has systems in place to perform such Sales Analysis or (ii) December 31, 1999 (or such other date as the parties agree in writing). The costs to be charged by AWI to Buyer for such Sales Analysis shall be mutually agreed to by the parties and shall be based on standard AWI internal rates.

         7.11 TREZZANO ARRANGEMENTS. Prior to the Closing, Buyer and Sellers shall cooperate with each other to determine which space and services provided by Armstrong Insulation Products S.r.L. to ATPG's Italian Branch will be required by Buyer during the transition period contemplated by the General Services Agreement. The terms upon which such space and services will be provided as described above will be substantially similar to those in effect on the date of this Agreement. The current service agreement shall be modified or replaced to reflect the required services ( as so modified or replaced, the "TREZZANO AGREEMENT").

         7.12 ATPG AUDIT. Prior to the delivery of the Closing Statement of Net Assets, Sellers shall at their sole expense deliver to Buyer financial statements of ATPG for the period from January 1, 1999 to the Closing Date that have been audited in accordance with German GAAP.

         7.13 BASE NET ASSETS. Buyer and Sellers agree that the term Base Net Assets includes certain items pursuant to the calculations in SCHEDULE 1.0(a) which may or may not be trade payables, and these items are described in footnotes 12 and 13 of SCHEDULE 1.0(a). In the event that these items are determined by the parties in good faith not to be trade payables, then the parties agree to negotiate in good faith adjustments to SCHEDULE 1.0(a) (and, accordingly, the amount of the Base Net Assets) to the extent such liabilities are not trade payables.

         7.14 CONTRIBUTIONS TO CAPITAL. At or prior to the Closing, to the extent that ATPG has liabilities to Sellers or any of their Affiliates as of the Closing Date which Sellers or any of their Affiliates wish to cancel or terminate without liability to ATPG on or before the Closing Date, such liabilities may be contributed by Sellers or their Affiliates to ATPG's capital reserve pursuant to documentation reasonably satisfactory to Buyer.

         7.15 TELEPHONE EQUIPMENT. Sellers and Buyer have agreed that AWI shall enter into a new lease for telephone equipment that is year 2000 compliant, which lease may be entered into prior to Closing.

         7.16 CAR LEASES. The car leases associated with the Business at Greenville shall not be assumed by Buyer at the Closing unless Sellers and Buyer agree upon a cash payment to be made to Buyer by Sellers at the Closing to compensate Buyer for the fact that such leases provide for low lease payments in exchange for above market residual car values.

         7.17 MEXICAN INVENTORY. Sellers and Buyer have agreed that the amount of Inventory described in Section 2.2(o) of this Agreement shall not be increased from the amount of Inventory that exists as of the date hereof.

         7.18 KRONER PENSION. Sellers, and their Affiliates, shall have the right to remove the pension assets and liabilities of Norbert Kroner from ATPG prior to Closing. Such removal shall be without cost to ATPG.

         7.19 TERMINATION OF KRONER. Sellers agree that they shall not terminate Norbert Kroner's employment except for "good cause" (aus wichtigem Grund) as such term is defined pursuant to German law.

         7.20 ATPG FIXED ASSET REGISTER. Notwithstanding any other provision in this Agreement, the parties agree that prior to the Closing, the following items on the ATPG Fixed Asset Register are non-removable fixtures, which shall be transferred to AWIG at net book value: 01,00310; 01,00311; 01,00315; 01,00317;
01,00318; 01,00319; 01,00321 through 01,00324.

         {OMITTED TEXT}*

         7.22 CLOSING DATE NET ASSETS. Sellers shall use their reasonable best efforts to ensure that the amount of cash included in the Closing Date Net Assets does not exceed the sum of (i) $150,000 plus (ii) the amount of account receivables received on the two (2) Business Days prior to the Closing Date.

         8. CONDITIONS PRECEDENT TO CLOSING.

         8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO COMPLETE THE CLOSING. The obligations of Buyer to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Sellers contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement which


*The omitted text has been filed separately with the Securities and Exchange
 Commission pursuant to a request for confidential treatment.

         are qualified with respect to materiality shall be true, correct and complete in all respects, and such representations and warranties of Seller which are not qualified with respect to materiality shall be true, correct and complete in all material respects, in each case on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except as expressly stated herein to be made as of a specified date. Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  (b) CONSENTS, WAIVERS, LICENSES, FILINGS, ETC. The applicable waiting period under the HSR Act shall have expired and all material consents, approvals, authorizations, licenses, registrations, declarations or filings of any Governmental or Regulatory Body required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made.

                  (c) INJUNCTION ORDER. At the Closing, there shall not be any Order outstanding against any party hereto or Law promulgated that prevents the consummation of, and no Action or Proceeding shall be initiated by a Governmental or Regulatory Body or shall be pending or threatened against a party hereto which questions the legality of, seeks to restructure or to restrain or prevent the consummation of, the transactions contemplated by this Agreement or any of the conditions to the consummation of the transactions contemplated by this Agreement.

                  (d) OPINION OF SELLERS' COUNSEL. Sellers shall provide to the Buyers opinions dated the Closing Date, from Rogers & Wells LLP, special counsel to Sellers, and Frank A. Orban, Esq., internal counsel to Sellers, in form and substance reasonably satisfactory to Buyer and covering matters customary for transactions of this type.

                  (e) FIRPTA CERTIFICATE. Buyer shall have received a certificate of AWI, dated the Closing Date and sworn to under penalty of perjury, setting forth the name, address and federal tax identification number of AWI and stating that AWI is not a "foreign person" within the meaning of Section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations thereunder.

                  (f) TITLE INSURANCE. Buyer shall have received at its own expense standard 1992 form of American Land Title Association mortgagee's and owner's policies of title insurance with respect to the Greenville Plant, issued on the date of Closing by a title insurance company reasonably acceptable to counsel for Buyer (the "TITLE COMPANY") in an amount designated by Buyer insuring Buyer's ownership of fee title without any of the Schedule B standard pre-printed exceptions (other than taxes not yet due and payable and matters of survey (if Buyer does not obtain a current ALTA/ACSM Land Title Survey)) and free and clear of all Liens except as set forth on
         SCHEDULE 5.6(b).

                  (g) CLOSING CERTIFICATE OF SELLERS. Each of Sellers shall have delivered to Buyer certificates signed by an authorized officer of such Seller, dated the Closing Date, as to the matters set forth in Section 8.1(a) and in form and substance reasonably satisfactory to Buyer.

                  (h) TRANSFER DOCUMENTS. Each of Sellers shall have delivered to Buyer bills of sale, or other documents of transfer or assignment which are customary with regard to particular Assets (together, the "TRANSFER DOCUMENTS"), in order to transfer to Buyer ownership of all the personal property included in the Assets.

                  (i) SPECIAL WARRANTY DEED. Each of Sellers shall have delivered to Buyer a special warranty deed or deeds, in the form customary in the jurisdictions in which particular items of real property included in the Assets are located, in proper form for recording in the appropriate recording offices, in order to transfer to Buyer ownership of all the fee interests in real property owned by Sellers and included in the Assets.

                  (j) ASSIGNMENT AND ASSUMPTION AGREEMENT. Each of Sellers shall have delivered an executed counterpart of an agreement or agreements (together the "ASSIGNMENT AND ASSUMPTION AGREEMENT") substantially in the form of Exhibit D hereto, by which (i) Sellers assign to Buyer all of Sellers' rights, and Buyer assumes all of Sellers' obligations, under all the Assigned Contracts; (ii) Buyer assumes all the other Assumed Liabilities, (iii) Buyer indemnifies Sellers in the manner set forth in Section 10 hereof against any loss, liability or expense because of Buyer's failure to fulfill any obligation or satisfy any liability assumed by Buyer in the Assignment and Assumption Agreement, and (iv) Sellers indemnify Buyer against any loss, liability or expense with regard to any of the Excluded Liabilities in the manner set forth in Section 10 hereof.

                  (k) MUNSTER LEASE. AWIG shall have delivered an executed counterpart of a lease agreement (the "Munster Lease") in the form attached as Exhibit E hereto.

                  (l) SERVICES AGREEMENTS. Each of Sellers or an Affiliate of Seller shall have delivered executed counterparts of the agreements (the "GENERAL SERVICES AGREEMENT" and the "MANAGEMENT SERVICES AGREEMENT") in the forms attached as Exhibits F1 and F2 hereto.

                  (m) AWIG TRANSFER. AWIG shall have performed all actions required under Section 4.3(a), (b), (c), (e) and (f) and Section 7.6 of this Agreement.

                  (n) OTHER DOCUMENTS. Each of Sellers shall have delivered an executed counterpart of all other documents Buyer reasonably requests to evidence further the transfer of ownership of specific Assets to Buyer.

                  (o) ESCROW ACCOUNT. The New Escrow Account shall have been transferred to the Escrow Agent.

                  (p) ESCROW AGREEMENT. The New Escrow Agreement shall be in full force and effect.

         8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS TO COMPLETE THE CLOSING. The obligations of Sellers to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Sellers:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except as expressly stated herein to be made as of a specified date. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (b) CONSENTS, WAIVERS, LICENSES, FILINGS, ETC. The applicable waiting period under the HSR Act shall have expired and all material consents, approvals, authorizations, licenses, registrations, declarations or filings of any Governmental or Regulatory Body required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made.

                  (c) INJUNCTION, ORDER. At the Closing, there shall not be any Order outstanding against any party hereto or Law promulgated that prevents the consummation of, and no Action or Proceeding shall be initiated by a Governmental or Regulatory Body or shall be pending or threatened against a party hereto which questions the legality of, seeks to restructure or to restrain or prevent the consummation of, the transactions contemplated by this Agreement or any of the conditions to the consummation of the transactions contemplated by this Agreement.

                  (d) OPINION OF BUYER'S COUNSEL. The Buyer shall provide to Sellers an opinion dated the Closing Date from Debevoise & Plimpton, special counsel to Buyer, in form and substance reasonably satisfactory to Sellers and covering matters customary for transactions of this type.

                  (e) CLOSING CERTIFICATE OF BUYER. Buyer shall have delivered to Sellers a certificate signed by an authorized officer of Buyer, dated the Closing Date, as to the matters set forth in Section 8.2(a) and in form and substance reasonably satisfactory to Sellers.

                  (f) CLOSING WIRES. Buyer shall have delivered by wire transfer to an account specified by AWI an amount equal to the difference between (1) the Total Purchase Price and (2) the New Escrow Deposit.

                  (g) ASSIGNMENT AND ASSUMPTION AGREEMENT. Buyer shall have delivered to Sellers an executed counterpart of the Assignment and Assumption Agreement.

                  (h) OTHER AGREEMENTS. Buyer shall have delivered to Sellers an executed counterpart of the General Services Agreement, the Management Services Agreement and the Munster Lease.

                  (i) ESCROW ACCOUNT. The New Escrow Account shall have been transferred to the Escrow Agent. (j) ATPG Agreement. ATPG shall have delivered to Sellers an agreement in the form of Exhibit G to this Agreement.

                  (k) OPINIONS OF BUYER'S COUNSEL RELATING TO THE LOAN AGREEMENT. The opinions dated July 29, 1999 from Ashurst Morris Crisp, Dundas & Wilson CS and Bruckhaus Westrick Heller Lober, special counsel to Buyer, to Sellers shall be in full force and effect.

                  (l) LOAN AGREEMENT . The Loan Agreement as described in
         Section 2.9(e) shall be in full force and effect.

                  (m) AGREEMENT TO PAY. AWIG and ATPG shall have delivered to ATPG and Sellers an executed Agreement to Pay in the form set forth in Exhibit G of this Agreement.

                  (n) ESCROW AGREEMENT. The New Escrow Agreement shall be in full force and effect.

         9. POST CLOSING AGREEMENTS.

         9.1 FURTHER INFORMATION. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books and records relating to the Assets or ATPG or the Assumed Liabilities in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (i) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its Affiliates and (ii) for any other reasonable business purpose, including complying with any audit request, investigation or any other examination of any party hereto (or its Affiliates) by any Governmental or Regulatory Body. Each party hereto (or its Affiliates) and its agents shall keep confidential and not disclose any information learned as a result of any examination of any party hereto (or its Affiliates) conducted pursuant to this Section 9.1 to any other Person without the prior written consent of the other party and each of Sellers covenants and agrees that at all times subsequent to the Closing it will, and it will cause its Affiliates to, maintain the confidentiality of non-public information regarding ATPG or the Business and the Assets unless: (i) disclosure of such information is required by Law or in connection with a proceeding arising out of or relating to this Agreement or (ii) the terms are readily ascertainable from public or published information, or trade sources (without violation of the foregoing provisions of this sentence).

         9.2 RECORD RETENTION. Each party agrees that for a period of not less than seven years (or any longer period that may be required by any Governmental or Regulatory Body) following the Closing Date, it shall not destroy or otherwise dispose of any of the books and records relating to the Assets, ATPG or the Assumed Liabilities in its possession with respect to periods prior to the Closing. Each party shall have the right to destroy all or part of such books and records after the seventh anniversary of the Closing Date (or any longer period that may be required by any Governmental or Regulatory Body) or, at an earlier time by giving each other party hereto 30 days' prior written notice of such intended disposition and by offering to deliver to the other party, at the other party's expense, custody of such books and records as such first party may intend to destroy.

         9.3 TAX MATTERS. Sellers shall file all necessary documentation and returns with respect to sales, use, value added, transfer, real property transfer, recording (including fees of the German notary public for the transfer of the ATPG Share), gains, stock transfer and other similar taxes and fees (such taxes and fees, including any interest or penalties thereon, are herein sometimes called "Transfer Taxes"), PROVIDED that Buyer shall be permitted to prepare any such Tax Returns that are the primary responsibility of the Buyer Parties under applicable Law. Any such Tax Returns prepared by Buyer shall be subject to Sellers' approval, which approval shall not be withheld unreasonably. All Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement shall be shared equally by Buyer, on the one hand, and Sellers, on the other hand. Sellers and the Buyer Parties will cooperate with each other in a commercially reasonable manner in attempting to minimize Transfer Taxes. Such cooperation will include, without limitation, the Buyer Parties' providing to Sellers, and the Sellers' providing to the Buyer Parties, all exemption certificates with respect to Transfer Taxes that may be provided under applicable Law, in each case, properly completed and executed by the proper party as provided under applicable Law.

         9.4 USE OF NAMES. Anything herein to the contrary notwithstanding, no interest in or right to use the name "Armstrong" or any derivation thereof or any logo, trademarks or trade name, other than as set forth in Section 2.1(b)(iii), is being transferred to Buyer pursuant to the transactions contemplated hereby. The trademarks and trade names being retained by Sellers are hereinafter referred to as the "Retained Names and Marks." Buyer will, within a reasonable time following the Closing Date, remove or obliterate all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, shipping cartons, business cards and other materials and Buyer shall not put into use after the Closing Date any such materials; PROVIDED, HOWEVER, (i) Buyer shall be entitled to sell items currently in Inventory or returned items that bear any Retained Named or Mark so long as, commencing within two months after the Closing Date, Buyer uses its own labels, shipping documents and shipping cartons in connection with such sales, and (ii) Buyer shall place a stamp, mark or other notation on any such labels, shipping documents or shipping cartons that identifies the Business as a business of Buyer (and not Sellers) and if applicable, that such Retained Name or Mark is a registered trademark or trade name. Buyer agrees that Sellers shall have no responsibility for claims by third parties arising out of, or relating to, the use by Buyer of any Retained Name or Mark after the Closing Date pursuant to the terms of this Agreement.

         9.5 CERTAIN ACCOTEX TRADEMARKS. Notwithstanding anything to the contrary in this Agreement, the parties agree and understand that the Accotex trademark in India, Bhutan, Sri Lanka, Bangladesh and Nepal (collectively, the "Accotex Trademarks") are licensed to a third-party pursuant to that certain Memorandum of Understanding dated January 19, 1999, among Armstrong World Industries Ltd., AWI, Associated Rubber Industries Ltd. and INARCO Ltd., and do not constitute, and shall not in any way be deemed to constitute, Assets. As promptly as practicable after April 1, 2003, AWI shall transfer, assign, convey and deliver (and shall execute and deliver to Buyer all instruments and documents that are necessary to consummate such transfer, assignment, conveyance and delivery) to Buyer without payment of additional consideration from Buyer to AWI all of AWI's right, title and interest in and under the Accotex Trademarks.

         9.6 FURTHER ASSURANCES. Subject to Section 2.7 of this Agreement, from time to time after the Closing Date and at the expense of the Sellers and without further consideration, the Sellers, upon the request of the Buyers, will execute and deliver such instruments, documents, certifications and will take such other actions as the Buyers reasonably may request in order to sell, convey, transfer and assign to the Buyers, or to perfect or record the Buyers' interest in or title to, or to vest more effectively in Buyer, any of the Assets or the Business, or any of the liabilities or obligations assumed by the Buyer or otherwise to carry out the purposes and intent of this Agreement. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         9.7 FILINGS. The parties will cooperate in any filings required under any Laws for the consummation or registration of any of the actions contemplated hereunder, in particular regarding the registration of the termination of the control- and profit transfer agreement between AWIG and ATPG pursuant to Section 4.3 of this Agreement in the commercial register of ATPG.

         10. SURVIVAL; INDEMNIFICATION.

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers and Buyer contained in this Agreement will survive the Closing until the date which is one year after the Closing Date, except for (i) the representations and warranties contained in Section 5.11, which shall survive the Closing until the date which is three (3) years after the Closing Date, (ii) the representations and warranties contained in Sections 5.1, 5.2, 5.20(a) and 5.20(b), which shall survive the Closing until the date which is thirty (30) years after the Closing Date, and (iii) the representations and warranties contained in Sections 5.15 and 5.16, which shall survive the Closing until thirty days following the expiration of the applicable statute of limitations. No claim may be made against any party hereto and no party hereto shall have any liability to any other party hereto after the applicable survival period for a representation or warranty specified above shall have expired, except that, if a claim shall be made by a party hereto against another party hereto prior to the expiration of such survival period, then such survival period shall be extended as it relates to such claim until such claim has been satisfied or otherwise resolved as provided in this Section 10.

         10.2 INDEMNIFICATION OF BUYER.

                  (a) Subject to the limitations contained in this Section 10, Sellers, jointly and severally, agree to indemnify, defend and hold harmless Buyer and any of its Affiliates, (including, for the avoidance of doubt, ATPG) directors, officers, employees, agents, advisors, representatives, successors and assigns (each, a "BUYER INDEMNIFIED PARTY") from and against any and all losses, liabilities, and damages (including punitive or exemplary damages and fines or penalties and any interest thereon), demands, claims, actions, obligations, deficiencies, costs and expenses (including reasonable fees and disbursements of counsel) (hereinafter individually, a "LOSS" and collectively, "LOSSES"), whether or not arising from third-party claims, incurred by any such Buyer Indemnified Party which arise out of, or result from,
         (i) any breach of any representation, warranty, covenant or agreement of Sellers contained in this Agreement or in the officer's certificates delivered by Sellers pursuant to Section 8.1(g), in each case, without taking into account any qualification as to materiality or Material Adverse Effect or like qualification contained in any such representation, warranty, covenant or agreement, (ii) any Excluded Liability, (iii) the ownership of the Assets or the operation of the Business on or prior to the Closing Date, other than the Assumed Liabilities and the ATPG Assumed Liabilities, (iv) any failure to comply with the requirements of any applicable bulk sales law, (v) any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, relating to or in connection with ATPG prior to the Closing, other than with respect to the ATPG Assumed Liabilities and the matters set forth in Section 2.9 of this Agreement, or (vi) any and all Taxes of any Seller or of any Affiliate thereof.

                  (b) No indemnification pursuant to Section 10.2(a)(i) of this Agreement (other than in connection with any breach of Section 5.18) shall be required with respect to any individual item of Loss, unless such item exceeds $5,000 and unless the aggregate of all Losses of the Buyer Indemnified Parties with respect to Section 10.2(a)(i) of this Agreement (other than in connection with any breach of Section 5.18) shall exceed

         $150,000, in which case Sellers shall not be required to pay or be liable for the first $150,000 in aggregate amount of any such Losses. Notwithstanding anything to the contrary in this Agreement, the Buyer Indemnified Parties shall not be indemnified pursuant to Section 10.2(a)(i) of this Agreement with respect to any individual item of Loss if the aggregate of all Losses incurred by the Buyer Indemnified Parties pursuant to Section 10.2(a)(i) of this Agreement exceeds the Total Purchase Price. For the purposes of this Section 10, in computing such individual or aggregate amounts of Losses, the amount of each Loss shall be deemed to be an amount (i) net of any insurance proceeds and any indemnity, contribution or other similar payment payable by any third party with respect thereto, and (ii) net of any reserves provided for the situation in question which are included in Assets. Each Buyer Indemnified Party shall pay to Sellers the amount of any Tax Benefit realized by such Buyer Indemnified Party relating to any indemnification payment hereunder promptly after such Tax Benefit is actually realized, provided that in the event that such Tax Benefit of such Buyer Indemnified Party is subsequently disallowed, or in the event that the indemnification payment hereunder is treated as giving rise to a liability for Taxes on the part of any Buyer Indemnified Party, Sellers shall pay to such Buyer Indemnified Party the amount of any Tax Detriment resulting therefrom promptly after such Tax Detriment is actually realized. For purposes of Section 10.3(b) and this Section 10.2(b): (i) the term "TAX BENEFIT" shall mean the amount by which any payment of Tax is decreased, the amount of any refund of Tax or the amount by which any refund of Tax the recipient otherwise would have received is increased; (ii) the term "TAX DETRIMENT" shall mean the amount of any payment of Tax, the amount by which any payment of Tax the payor otherwise would have been required to make is increased, or the amount by which any refund of Tax is reduced; and (iii) the amount of any Tax Benefit or any Tax Detriment shall be determined based on the assumption that the item giving rise to such Tax Benefit or Tax Detriment is utilized after all other relevant items have been taken into account, as determined in good faith by the party reporting such Tax Benefit or Tax Detriment on its Tax Return. Except to the extent contrary to applicable Law, the parties agree to treat any such indemnity payment as an adjustment to the Total Purchase Price and not take any position on any tax return that is inconsistent with such treatment. Anything contained herein to the contrary notwithstanding, Sellers shall have no liability pursuant to Section 10.2 in respect of any matter to the extent that (x) an accrual with respect to such matter is included for the purposes of calculating the Closing Date Net Assets or (y) the Purchase Price is adjusted in respect of such matter pursuant to Section 4.4(b).

                  (c) Each Buyer Indemnified Party shall give Sellers prompt written notice of any claim, assertion, event or Action or proceeding (collectively, a "BUYER CLAIM") asserted against or incurred by a Buyer Indemnified Party concerning any Loss as to which such Buyer Indemnified Party may be entitled to indemnification hereunder. Sellers shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such Buyer Claim at their own expense, provided that (i) counsel for Sellers who shall conduct the defense or settlement of such Buyer Claim shall be reasonably satisfactory to Buyer, (ii) Sellers proceed in good faith, expeditiously and diligently, (iii) Sellers provide the Buyer Indemnified Party a written undertaking reasonably acceptable as to form to the Buyer Indemnified Party to post any necessary bond or other security required in order to stay any judgment pending an appeal in the event Sellers shall elect to prosecute such appeal and (iv) the failure of such Buyer Indemnified Party to give notice as provided herein shall not relieve Sellers of their respective indemnification obligations under this

         Agreement except to the extent that Sellers are prejudiced as a result of such failure to give notice. If Sellers elect to assume the defense or settlement of any such Buyer Claim, such Buyer Indemnified Party may participate in such defense or settlement, but in such case the expenses of such Buyer Indemnified Party shall be paid by such Buyer Indemnified Party. Such Buyer Indemnified Party shall provide Sellers with reasonable access to its records and personnel relating to any such Buyer Claim during normal business hours and shall otherwise cooperate in all reasonable respects with Sellers in the defense or settlement thereof, and Sellers shall reimburse such Buyer Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith. Except with the prior written consent of such Buyer Indemnified Party, the Sellers, in the defense of any such claim or litigation, shall not consent to entry of any judgment or enter into any settlement (A) that provides for injunctive or other non-monetary relief effecting such Buyer Indemnified Party or (B) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Buyer Indemnified Party of a release from all liability with respect to such claim or litigation. If Sellers shall
         (A) fail to notify Buyer Indemnified Party of their intent to exercise their rights to defend any Buyer Claim within 10 Business Days after receipt of any Buyer Claim or (B) after commencing or undertaking any such defense or settlement, fail to prosecute or withdraw from such defense or settlement, such Buyer Indemnified Party shall have the right to undertake the defense or settlement thereof, at Sellers' expense. If such Buyer Indemnified Party assumes the defense of such Buyer Claim pursuant to this subsection (c) and proposes to settle such Buyer Claim prior to a final judgment thereon or to forego appeal with respect thereto, then such Buyer Indemnified Party shall give Sellers prompt written notice thereof but, in the case of clause (B) of this
         Section 10.2(c), shall not settle such Buyer Claim or forego appeal with respect thereto without the prior written consent of Sellers, such consent not to be unreasonably withheld.

         10.3 INDEMNIFICATION OF SELLERS.

                  (a) Subject to the limitations contained in this Section 10.3, Buyer agrees to indemnify, defend and hold harmless Sellers and any of their Affiliates, directors, officers, employees, agents, advisors, representatives, successors and assigns (each, a "SELLER INDEMNIFIED PARTY") from and against any and all Losses incurred by any such Seller Indemnified Party which arise out of, or result from, (i) any material inaccuracy in or any material breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in the officer's certificate delivered by Buyer pursuant to Section 8.2(e), in each case, without taking into account any qualification as to materiality or material adverse effect or like qualification contained in any such representation, warranty, covenant or agreement, (ii) any Assumed Liability, (iii) Buyer's use of any Retained Names and Marks pursuant to Section 9.4 or (iv) Liabilities (other than Excluded Liabilities) incurred by Buyer resulting from the operation of the Business, including with respect to ATPG, on and after the Closing Date, provided that, notwithstanding anything in this Agreement to the contrary, Buyer shall have no obligation to indemnify any Seller Indemnified Party for any of ATPG's obligations described in Section
         2.9 of this Agreement except to the extent expressly agreed to by Buyer in such Section 2.9.

                  (b) Payments by Buyer to a Seller Indemnified Party pursuant to subsection (a) of Section 10.3(a) of this Agreement shall be limited to the amount of any Loss that remains after deducting therefrom any Tax benefit to such Seller Indemnified Party or any Affiliate thereof and any insurance proceeds and any indemnity, contribution or other similar payment payable to such Seller Indemnified Party from any third party with respect thereto. Each Seller Indemnified Party shall pay to Buyer the amount of any Tax Benefit relating to any indemnification payment realized by such Seller Indemnified Party relating to any indemnification payment hereunder promptly after such Tax Benefit is actually realized, PROVIDED that in the event that such Tax Benefit of such Seller Indemnified Party is subsequently disallowed, or in the event that the indemnification payment hereunder is treated as giving rise to a liability for Taxes on the part of any Seller Indemnified Party, Buyer shall pay to such Seller Indemnified Party the amount of any Tax Detriment resulting therefrom promptly after such Tax Detriment is actually realized. Except to the extent contrary to applicable Law, the parties agree to treat any such indemnity payment as an adjustment to the Total Purchase Price and not to take any position on any tax return that is inconsistent with such treatment.

                  (c) Each Seller Indemnified Party shall give Buyer prompt written notice of any claim, assertion, event or Action or Proceeding (collectively, a "SELLER CLAIM") asserted against or incurred by a Seller Indemnified Party concerning any Loss as to which such Seller Indemnified Party may be entitled to indemnification hereunder. Buyer shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such Seller Claim at its own expense, provided that (i) counsel for Buyer who shall conduct the defense or settlement of such Seller Claim shall be reasonably satisfactory to such Seller Indemnified Party, (ii) Buyer proceeds in good faith, expeditiously and diligently, (iii) Buyer provides the Seller Indemnified Party a written undertaking reasonably acceptable as to form to the Seller Indemnified Party to post any necessary bond or other security required in order to stay any judgement pending an appeal in the event Buyer shall elect to prosecute such appeal and (iv) the failure of such Seller Indemnified Party to give notice as provided herein shall not relieve Buyer of its indemnification obligation under this Agreement except to the extent that Buyer is prejudiced as a result of such failure to give notice. If Buyer elects to assume the defense or settlement of any such Seller Claim, such Seller Indemnified Party may participate in such defense or settlement, but in such case the expenses of such Seller Indemnified Party shall be paid by such Seller Indemnified Party. Such Seller Indemnified Party shall provide Buyer with reasonable access to its records and personnel relating to any such Seller Claim during normal business hours and shall otherwise cooperate in all reasonable respects with Buyer in the defense or settlement thereof, and the Buyer shall reimburse such Seller Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith. Except with the prior written consent of such Seller Indemnified Party, the Buyer, in the defense of any such claim or litigation, shall not consent to entry of any judgment or enter into any settlement (A) that provides for injunctive or other non-monetary relief effecting such Seller Indemnified Party or (B) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Seller Indemnified Party of a release from all liability with respect to such claim or litigation. If Buyer shall fail (A) to notify Seller Indemnified Party of its intent to exercise its rights to defend any Seller Claim within 10 Business Days after receipt of any Seller Claim, or (B) after commencing or undertaking any such defense or settlement, fail to prosecute or withdraws from such defense or settlement, such Seller Indemnified Party shall have the right to undertake the defense or settlement thereof, at Buyer's expense. If such Seller Indemnified Party assumes the defense of any such Seller Claim pursuant to this subsection (c) and proposes to settle such Seller Claim prior to a final judgment thereon or to forego appeal with respect thereto, then such Seller Indemnified Party shall give Buyer


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

         prompt written notice thereof but, in the case of clause (B) of this
         Section 10.3(c), shall not settle such Seller Claim or forego appeal with respect thereto without the prior written consent of Sellers, such consent not be unreasonably withheld. Notwithstanding anything to the contrary in Section 10.2(c) and this Section 10.3(c), the provisions of
         Section 10.2(c) and this Section 10.3(c) shall not apply to any claim for indemnification under Section 7.7.

         10.4 LIMITATIONS, EXCLUSIVE PROVISIONS, NO RESCISSION. Except as set forth in this Agreement, Buyer and Sellers are not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Buyer or any Seller, after the consummation of the purchase and sale of the Business contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby. Anything herein to the contrary notwithstanding, neither Sellers nor Buyer shall have any liability hereunder, and none of them is making any representation or warranty regarding, any Excluded Matter.

         11. TERMINATION OF AGREEMENT.

         11.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                  (a) By the mutual written consent of Sellers and Buyer;

                  (b) By Sellers or by Buyer, by giving written notice to the other party, if the Closing shall not have occurred by December 31, 1999, or such later date as may be agreed to in writing by Sellers and Buyer; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing to occur prior to such date;

                  (c) By either Buyer or Sellers (i) if, (A) within 60 days after the Buyer or the Sellers or their Affiliates receive either a request for additional information from the Antitrust Division of the Department of Justice ("DOJ") or the Federal Trade Commission ("FTC") and (B) after having used their reasonable best efforts, the parties have failed to resolve all issues and requests raised or made by the DOJ or FTC referred to above; or (ii) if any court of competent jurisdiction or other governmental agency of competent jurisdiction shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such Order shall have become final and non-appealable;

                  (d) By Sellers, if Buyer shall have materially breached any of its covenants herein or if Buyer shall have made a material misrepresentation herein and not cured the same within 20 Business Days of notice of such breach or misrepresentation; or

                  (e) By Buyer, if any of Sellers shall have materially breached any of its covenants herein or if any of Sellers shall have made a material misrepresentation and not cured the same within 20 Business Days of notice of such breach or misrepresentation.

         11.2 SURVIVAL. In the event this Agreement is terminated pursuant to
Section 11.1, (i) this Agreement shall become null and void and of no further force and effect, except for the provisions of Section 12.1 and 12.4 and the Confidentiality Agreement and (ii) there shall be no


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liability on the part of any Seller or Buyer or their respective officers, directors or Affiliates; provided, however, that if such termination shall result from the breach by a party of the provisions contained in this Agreement such party shall be fully liable for any and all damages, costs and expenses (including reasonable counsel fees) sustained or incurred by the other party hereto to the extent that such damages, costs and expenses arise as a result of such breach.

         12. MISCELLANEOUS.

         12.1 EXPENSES. Except as otherwise expressly provided herein, whether or not the transactions contemplated by this Agreement shall be consummated, each of the parties hereto shall pay its own expenses (including, without limitation, attorney's and accountants' fees and out-of-pocket expenses) incident to this Agreement and the transactions contemplated hereby.

         12.2 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified registered mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, or sent by confirmed facsimile transmission, (b) two Business Days after dispatch, if sent by prepaid air courier or (c) three Business Days following the mailing thereof, if mailed by registered or certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 12.2):

                               If to Sellers:
                               --------------

                               Armstrong World Industries, Inc.
                               2500 Columbia Avenue
                               Lancaster, Pennsylvania 17604

                               Attention: Mark Adamczyk
                               Facsimile: (717) 396-2983
                               Phone: (717) 397-0611

                               With a copy to:

                               Rogers & Wells LLP
                               200 Park Avenue
                               New York, New York 10166

                               Attention: Steven A. Hobbs, Esq.
                               Facsimile: (212) 878-8375
                               Phone: (212) 878-8000

                               If to Buyer:
                               ------------

                               Day International, Inc.
                               130 W.  Second Street
                               P.O.  Box 338
                               Dayton, Ohio 45401-0338


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


                               Attention:        Dennis R.  Wolters
                               Facsimile:        (937) 226-0052
                               Phone:            (937) 224-7124

                               With a copy to:

                               Greenwich Street Capital Partners, Inc.
                               388 Greenwich Street, 36th Floor
                               New York, NY 10013

                               Attention:        Christine K.  Vanden Beukel
                               Facsimile:        (212) 816-0166
                               Phone:            (212) 816-3662

                               With a copy to:

                               Debevoise & Plimpton
                               875 Third Avenue
                               New York, NY 10022

                               Attention:        Stephen R.  Hertz, Esq.
                               Facsimile:        (212) 909-6836
                               Telephone:        (212) 909-6000

         12.3 DISPUTES. Any dispute arising from or related to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York.

         12.4 PUBLICITY, CONFIDENTIALITY. Except as required by Law, no publicity release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made by Buyer or any Seller without advance approval thereof by each other party hereto. While this Agreement is in effect and after this Agreement terminates, each party hereto and its Affiliates shall keep confidential, and shall not disclose, the terms of this Agreement to any other Person without the prior consent of each other party hereto unless (i) the disclosure is in response to an Order or subpoena, (ii) the terms are readily ascertainable from public or published information, or trade sources (without violation of the foregoing provisions of this sentence), (iii) the disclosure is (A) in connection with any Action or Proceeding in respect of this Agreement or (B) to a Governmental or Regulatory Body the filing with or consent of which is a condition to or is otherwise required in connection with the transactions contemplated by this Agreement or (iv) the disclosure is to any officer, director, employee or agent of any party hereto or of any of its Affiliates and such Person needs to know such information for purposes of consummating the transactions contemplated by or the performance of this Agreement.

         12.5 ENTIRE AGREEMENT. The Confidentiality Agreement and this Agreement (including the Exhibits and Schedules hereto) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

         12.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument


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signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof.

         12.8 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto and any other purported assignment shall be null and void; provided, however, that any party hereto may assign its rights (but not its obligations) under this Agreement to one of its Affiliates. Notwithstanding the foregoing, AWIG may assign after Closing all of its rights and obligations under this Agreement to Armstrong World Industries (Holding) GmbH, provided 10 days prior written notice is provided to Buyer.

         12.9 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         12.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         12.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         12.12 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. Terms to which a parenthetical German translation has been added in the body of the text shall be interpreted throughout the Agreement with the meaning assigned to them by the German translation.

         12.13 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         12.14 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article 10.

         12.15 EXCLUSIVITY. Prior to (i) the Closing or (ii) any termination of this Agreement in accordance with Section 11 hereof, Sellers agree that they will deal exclusively with Buyer in


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respect of the matters referred to in this Agreement and that none of them will entertain, solicit, consider or otherwise encourage any offer from any other person or entity for, or enter into any agreement with any other person or entity with respect to, the direct or indirect sale, merger, consolidation reorganization, acquisition, encumbrance, lease, transfer or conveyance of the Assets or the Business or any of the shares or assets of ATPG and that they will terminate any pending negotiations or agreements with any third party with respect to the transactions described in the foregoing sentence.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement on the date first above written.

                                            ARMSTRONG WORLD INDUSTRIES, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            ARMSTRONG WORLD INDUSTRIES GmbH

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            DAY INTERNATIONAL, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                       57